                                                                    Exhibit 99.9
================================================================================


                                CREDIT AGREEMENT



                                  by and among



                                 FURON COMPANY,

                            THE LENDERS PARTY HERETO,


                                       AND

                              THE BANK OF NEW YORK,
                AS SWING LINE LENDER AND AS ADMINISTRATIVE AGENT


                                      with


                  BNY CAPITAL MARKETS, INC., as Arranging Agent


                                ----------------

                                  $200,000,000

                                ----------------




                          Dated as of November 12, 1996

================================================================================

                                TABLE OF CONTENTS


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION ............................................................ 1
     1.1. Definitions .................................................................................... 1
     1.2. Principles of Construction .................................................................... 24

2. AMOUNT AND TERMS OF LOANS ............................................................................ 25
     2.1. Revolving Credit Loans ........................................................................ 25
     2.2. Swing Line Loans .............................................................................. 26
     2.3. Procedure for Borrowing ....................................................................... 27
     2.4. Disbursement of Funds ......................................................................... 28
     2.5. Increases in Aggregate Revolving Credit
          Commitment Amount ............................................................................. 29
     2.6. Termination or Reduction of Revolving Credit
          Commitments and Swing Line Commitment ......................................................... 30
     2.7. Prepayments ................................................................................... 32
     2.8. Use of Proceeds ............................................................................... 33
     2.9. Payments ...................................................................................... 34
     2.10. Records ...................................................................................... 34

3. INTEREST, FEES, YIELD PROTECTIONS, ETC. .............................................................. 35
     3.1. Interest Rate and Payment Dates ............................................................... 35
     3.2. Fees .......................................................................................... 37
     3.3. Conversions ................................................................................... 37
     3.4. Concerning Interest Periods ................................................................... 39
     3.5. Indemnification for Loss ...................................................................... 39
     3.6. Increased Costs, Illegality, etc. ............................................................. 40
     3.7. Taxes ......................................................................................... 42
     3.8. Option to Fund ................................................................................ 44
     3.9. Substitution of a Lender ...................................................................... 44

4. REPRESENTATIONS AND WARRANTIES ....................................................................... 45
     4.1. Subsidiaries; Capitalization .................................................................. 45
     4.2. Existence and Power ........................................................................... 45
     4.3. Authority and Execution ....................................................................... 45
     4.4. Binding Agreement ............................................................................. 46
     4.5. Litigation .................................................................................... 46
     4.6. Required Consents ............................................................................. 46
     4.7. Absence of Defaults; No Conflicting Agreements ................................................ 47
     4.8. Compliance with Applicable Laws ............................................................... 47
     4.9. Taxes ......................................................................................... 47
     4.10. Governmental Regulations ..................................................................... 47
     4.11. Federal Reserve Regulations; Use of Loan
           Proceeds ..................................................................................... 48
     4.12. Plans ........................................................................................ 48
     4.13. Financial Statements ......................................................................... 48
     4.14. Property ..................................................................................... 49
     4.15. Authorizations ............................................................................... 49
     4.16. Environmental Matters ........................................................................ 49
     4.17. Solvency ..................................................................................... 50

     4.18. Medex Acquisition Documents .................................................................. 50
     4.19. No Misrepresentation ......................................................................... 50

5. CONDITIONS TO EFFECTIVENESS, FIRST LOANS AND LOANS
   MADE ON THE MERGER EFFECTIVE DATE .................................................................... 51
     5.1. Conditions to Effectiveness ................................................................... 51
     5.2. Conditions to First Loans ..................................................................... 52
     5.3. Conditions to Loans on the Merger Effective
          Date .......................................................................................... 54

6. ADDITIONAL CONDITIONS OF LENDING ..................................................................... 55
     6.1. Compliance .................................................................................... 55
     6.2. Borrowing Request ............................................................................. 55

7. AFFIRMATIVE COVENANTS ................................................................................ 55
     7.1. Financial Statements and Information .......................................................... 55
     7.2. Certificates; Other Information ............................................................... 57
     7.3. Legal Existence ............................................................................... 59
     7.4. Taxes ......................................................................................... 59
     7.5. Insurance ..................................................................................... 59
     7.6. Performance of Obligations .................................................................... 59
     7.7. Condition of Property ......................................................................... 60
     7.8. Observance of Legal Requirements .............................................................. 60
     7.9. Inspection of Property; Books and Records;
          Discussions ................................................................................... 60
     7.10. Authorizations ............................................................................... 60
     7.11. Financial Covenants .......................................................................... 60
     7.12. Merger. ...................................................................................... 61

8. NEGATIVE COVENANTS ................................................................................... 61
     8.1. Indebtedness .................................................................................. 61
     8.2. Liens ......................................................................................... 62
     8.3. Merger, Consolidations and Acquisitions ....................................................... 63
     8.4. Dispositions .................................................................................. 64
     8.5. Investments, Loans, Etc. ...................................................................... 65
     8.6. Restricted Payments ........................................................................... 66
     8.7. Business and Name Changes ..................................................................... 67
     8.8. ERISA ......................................................................................... 67
     8.9. Amendments, Etc. of Certain Agreements ........................................................ 67
     8.10. Transactions with Affiliates ................................................................. 67
     8.11. Issuance of Capital Stock .................................................................... 67

9. DEFAULT .............................................................................................. 67
     9.1. Events of Default ............................................................................. 67
     9.2. Contract Remedies ............................................................................. 69

10. THE ADMINISTRATIVE AGENT ............................................................................ 70
     10.1. Appointment .................................................................................. 70
     10.2. Delegation of Duties ......................................................................... 70
     10.3. Exculpatory Provisions ....................................................................... 71
     10.4. Reliance by Administrative Agent ............................................................. 71
     10.5. Notice of Default ............................................................................ 72

     10.6. Non-Reliance on Administrative Agent and Other
           Lenders ...................................................................................... 72
     10.7. Indemnification .............................................................................. 72
     10.8. Administrative Agent in Its Individual
           Capacity ..................................................................................... 73
     10.9. Successor Administrative Agent ............................................................... 73

11. OTHER PROVISIONS .................................................................................... 74
     11.1. Amendments and Waivers ....................................................................... 74
     11.2. Notices ...................................................................................... 75
     11.3. No Waiver; Cumulative Remedies ............................................................... 76
     11.4. Survival of Representations and Warranties
           and Certain Obligations ...................................................................... 76
     11.5. Expenses ..................................................................................... 76
     11.6. Applicable Lending Offices ................................................................... 77
     11.7. Assignments and Participations ............................................................... 77
     11.8. Indemnity .................................................................................... 79
     11.9. Determination of Dollar Equivalent ........................................................... 79
     11.10. Limitation of Liability ..................................................................... 80
     11.11. Counterparts ................................................................................ 80
     11.12. Adjustments; Set-off ........................................................................ 80
     11.13. Construction ................................................................................ 81
     11.14. Governing Law ............................................................................... 81
     11.15. Headings Descriptive ........................................................................ 81
     11.16. Severability ................................................................................ 81
     11.17. Judgment Currency ........................................................................... 82
     11.18. Integration ................................................................................. 82
     11.19. Consent to Jurisdiction ..................................................................... 82
     11.20. Service of Process .......................................................................... 83
     11.21. No Limitation on Service or Suit ............................................................ 83
     11.22. WAIVER OF TRIAL BY JURY ..................................................................... 83
     11.23. Treatment of Certain Information ............................................................ 83

EXHIBITS

Exhibit A                List of Commitments
Exhibit B                Form of Borrowing Request
Exhibit C                Form of Notice of Conversion
Exhibit D                Form of Compliance Certificate
Exhibit E                Form of Opinion of O'Melveney & Myers, LLP Counsel to
                         the Borrower and Acquisition Corp.
Exhibit E-1              Form of Opinion of Donald D. Bradley, General Counsel of
                         the Borrower and Counsel to Acquisition Corp.
Exhibit E-2              Form of Opinion of Vorys, Sater, Seymour and Pease,
                         Special Ohio Counsel to the Borrower and Acquisition
                         Corp.
Exhibit E-3              Form of Supplemental Opinion of Donald D. Bradley,
                         General Counsel of the Borrower and as Counsel to
                         Acquisition Corp.
Exhibit E-4              Form of Supplemental Opinion of Vorys, Sater, Seymour
                         and Pease, Special Ohio Counsel to the Borrower and
                         Acquisition Corp.
Exhibit F                Form of Opinion of Special Counsel
Exhibit G                Form of Assignment and Acceptance Agreement
Exhibit H                Form of Note

SCHEDULES

Schedule 1.1             List of Applicable Lending Offices
Schedule 1.1A            List of Applicable Payment Offices
Schedule 4.1             List of Subsidiaries; Capitalization
Schedule 4.5             List of Litigation
Schedule 4.7             Exception to Section 4.7 (No Conflicting Agreements)
Schedule 4.12            List of Existing Pension Plans
Schedule 8.1             List of Existing Indebtedness
Schedule 8.2             List of Existing Liens
Schedule 8.5             List of Existing Investments

         CREDIT AGREEMENT, dated as of November 12, 1996, by and among FURON COMPANY, a California corporation (the "Borrower"), the lenders party hereto (together with the Swing Line Lender and their respective assigns, the "Lenders", each a "Lender") and THE BANK OF NEW YORK, as swing line lender (in such capacity, the "Swing Line Lender") and THE BANK OF NEW YORK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.1.     Definitions

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                  "ABR Advances": the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "Accountants": Ernst & Young, LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

                  "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

                  "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any Operating Entity, or (iii) any Property of (A) any other Person or (B) any Operating Entity, in either case other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person or Operating Entity shall be deemed to be in the ordinary course of business.

                  "Acquisition Corp.": FCY, Inc., an Ohio corporation and a wholly-owned Subsidiary of the Borrower.

                  "Acquisition Cost": with respect to any Acquisition by any Person, the sum of (i) all cash consideration paid or agreed to be paid by such Person to make such Acquisition, plus (ii) the fair market value of all non-cash consideration paid by such Person in connection therewith, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person in connection therewith plus (iv) all transaction costs incurred in connection therewith. The principal or stated amount of any liability assumed or incurred by a Person in connection with an Acquisition which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, the maximum reasonably anticipated amount payable by such Person in respect thereof as determined by such Person in good faith.

                  "Advance": an ABR Advance, a Eurodollar Advance or an Alternate Currency Euro Advance, as the case may be.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Credit Exposure": at any time, the sum at such time of (i) the outstanding principal balance (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) of the Revolving Credit Loans of all Lenders and (ii) the outstanding principal balance of the Swing Line Loans.

                  "Aggregate Revolving Credit Commitment Amount": at any time, the sum at such time of the Revolving Credit Commitment Amounts of all Lenders at such time.

                  "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

                  "Alternate Currencies": collectively, (i) German Marks, Japanese Yen and Sterling Pounds and (ii) such other currencies as shall be requested by the Borrower to be an Alternate Currency hereunder subject to the approval of the Administrative Agent and all of the Lenders in their sole and absolute discretion (each, an "Alternate Currency").

                  "Alternate Currency Euro Advances": collectively, the Alternate Currency Loans (or any portions thereof) at such time as they (or such portions) are maintained and/or being maintained in an Alternate Currency at a rate of interest based upon an Alternate Currency Euro Rate; each a "Alternate Currency Euro Advance".

                  "Alternate Currency Euro Rate": with respect to the Interest Period applicable to any Alternate Currency Euro Advance, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                           (a)(i) the rate per annum that appears on page 3750
of the Dow Jones Telerate Screen (or any successor page) for deposits of the applicable Alternate Currency with a maturity comparable to such Interest Period, determined as of 11:00 a.m. (London time) (x) on the date which is two Business Days prior to the commencement of such Interest Period, in the case of an Alternate Currency (other than Sterling Pounds) and (y) on the date of the commencement of such Interest Period, in the case of Sterling Pounds or, if such rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page) or (ii) the rate per annum equal to the offered quotation notified to the Administrative Agent by the Reference Lender as the offered quotation by first class banks in the London interbank market to the Reference Lender for such Alternate Currency deposits of amounts in immediately available funds comparable to the principal amount of such Alternate Currency Euro Advance of the Reference Lender with a maturity comparable to such Interest Period determined as of 11:00 a.m. (London time) (x) on the date which is two Business Days prior to the commencement of such Interest Period, in the case of an Alternate Currency (other than Sterling Pounds) and (y) on the date of the commencement of such Interest Period, in the case of Sterling Pounds, by

                           (b) a number equal to 1.00 minus the aggregate of the
stated maximum rates in effect on such day (without duplication) of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves) and similar charges, expressed as a decimal, established by any Governmental Authority, including those established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member of the Federal Reserve System to the extent Applicable;

provided, in the event that the Administrative Agent has made any determination pursuant to Section 3.6(a)(i) in respect of such Alternate Currency Euro Advance, the Alternate Currency Euro Rate determined pursuant to clause (a) of this definition shall instead be the rate reported to the Administrative Agent by the Reference Lender as the rate based on the all-in cost of funds of the Reference Lender to fund such Alternate Currency Euro Advance with a maturity comparable to such Interest Period. The Alternate Currency Euro Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

                  "Alternate Currency Equivalent": with respect to any Alternate Currency, on any date of determination thereof, the amount of such Alternate Currency which could be purchased with the amount of Dollars involved in such computation at the spot rate at which such Alternate Currency may be exchanged into Dollars as set forth on such date on Dow Jones Telerate page RWRLD (or any successor page) or, if such rate does not appear on such pages, at the spot exchange rate therefor as determined by the Administrative Agent as of 11:00 a.m. (London time) on such date of determination thereof for delivery two Business Days later.

                  "Alternate Currency Lending Office": in respect of (i) any Lender listed on the signature pages hereof with respect to its Alternate Currency Loans, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for Alternate Currency Loans in such Alternate Currency on Schedule 1.1; thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Alternate Currency Euro Advances in such Alternate Currency, as reported by such Lender to the Administrative Agent and the Borrower, and (ii) in the case of any other Lender, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for Alternate Currency Loans in such Alternate Currency designated as such on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining Alternate Currency Euro Advances in such Alternate Currency, as reported by such Lender to the Administrative Agent and the Borrower.

                  "Alternate Currency Loan": a Revolving Credit Loan denominated in an Alternate Currency.

                  "Applicable": with respect to Regulation D being applicable to any determination of an Alternate Currency Euro Rate, that Regulation D reserves would be applicable to the Alternate Currency Euro
Advance as to which such interest rate would apply (including by giving effect to the assumption that the Lenders had funded such Alternate Currency Euro Advance through the purchase of an Alternate Currency deposit by a subsidiary or affiliate of such Lender in the London interbank market and the transfer thereof to such Lender from such subsidiary or affiliate).

                  "Applicable Currency": with respect to (i) any Revolving Credit Loan, Dollars or an Alternate Currency and (ii) Swing Line Loan, Dollars.

                  "Applicable Fee Percentage": with respect to the Commitment Fee, at all times during which the applicable Pricing Level set forth be-low is in effect, the percentage set forth below next to such Pricing
Level and under the applicable column:

                  Pricing Level                       Applicable Fee Percentage

                  Pricing Level I                              0.250%
                  Pricing Level II                             0.225%
                  Pricing Level III                            0.200%
                  Pricing Level IV                             0.175%
                  Pricing Level V                              0.150%
                  Pricing Level VI                             0.125%
                  Pricing Level VII                            0.100%

                  Changes in the Applicable Fee Percentage resulting from a change in a Pricing Level shall become effective upon the date of the delivery by the Borrower to the Administrative Agent of a Compliance Certificate pursuant to Section 7.1(c) evidencing a change in the Leverage Ratio which would affect the applicable Pricing Level. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of each of the first three fiscal quarters (or 90 days after the end of the last fiscal quarter) as required by
Section 7.1(c), Pricing Level I shall apply from and including the 46th day (the 91st day in the case of the last quarter) after the end of such fiscal quarter to the date of the delivery by the Borrower to the Administrative Agent of a Compliance Certificate demonstrating that a different Pricing Level is applicable.

                  "Applicable Lending Office": in respect of (i) any Lender, (A) in the case of such Lender's ABR Advances, its Domestic Lending Office, (B) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office, and (C) in the case of such Lender's Alternate Currency Euro Advances, its applicable Alternate Currency Lending Office, and (ii) the Swing Line Lender with respect to its Swing Line Loans, its Domestic Lending Office.

                  "Applicable Margin": with respect to the unpaid principal balance of Eurodollar Advances and Alternate Currency Euro Advances, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:

                  Pricing Level                   Applicable Margin

                  Pricing Level I                          1.1250%
                  Pricing Level II                         0.8750%
                  Pricing Level III                        0.6250%
                  Pricing Level IV                         0.5000%
                  Pricing Level V                          0.4375%
                  Pricing Level VI                         0.3750%
                  Pricing Level VII                        0.3125%

                  Changes in the Applicable Margin resulting from a change in a Pricing Level shall become effective upon the date of the delivery by the Borrower to the Administrative Agent of a Compliance Certificate pursuant to
Section 7.1(c) evidencing a change in the Leverage Ratio which would affect the applicable Pricing Level. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of each of the first three fiscal quarters (or 90 days after the end of the last fiscal quarter) as required by
Section 7.1(c), Pricing Level I shall apply from and including the 46th day (the 91st day in the case of the last quarter) after the end of such fiscal quarter to the date of the delivery by the Borrower to the Administrative Agent of a Compliance Certificate demonstrating that a different Pricing Level is applicable.

                  "Applicable Payment Office": in respect of (i) all Loans (other than Alternate Currency Loans), fees and other amounts owing under the Loan Documents, the office of the Administrative Agent listed on Schedule 1.1A as its "Domestic Payment Office", and (ii) in respect of Alternate Currency Loans, the office of the Administrative Agent listed on Schedule 1.1A as its payment office for the applicable Alternate Currency, or such other office or offices as the Administrative Agent may from time to time hereafter designate in writing as such to each Lender and the Borrower.

                  "Approved Bank": any bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating from (i) Standard & Poor's is at least A-1 or the equivalent thereof or (ii) Moody's is at least P-1 or the equivalent thereof.

                  "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee, substantially in the form of Exhibit G.

                  "Assignment Fee": as defined in Section 11.7(b).

                  "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other officer (acceptable to the Administrative Agent) of such Person and (ii) any Person which is not a corporation, the general partner or other managing Person thereof.

                  "Benefited Lender": as defined in Section 11.12.

                  "BNY": The Bank of New York.

                  "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                  "BNY Capital Markets": BNY Capital Markets, Inc.

                  "Borrowing Date": any Business Day specified in (i) a Borrowing Request as a date on which the Borrower requests the Lenders to make Revolving Credit Loans or (ii) a Borrowing Request as a date on which the Borrower requests the Swing Line Lender to make a Swing Line Loan.

                  "Borrowing Request": a request for Revolving Credit Loans or a Swing Line Loan in the form of Exhibit B.

                  "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances and Alternate Currency Euro Advances, any day which is a Business Day described in clause (i) above and which is also a day on which trading by and between banks in the interbank market may be carried on in London, England.

                  "Capital Lease Obligations": with respect to any Person, that portion of capital leases of such Person which are required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capital Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or op-tions exchangeable for or convertible into such shares, interests, participations, rights or other equity.

                  "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in full support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any Approved Bank, in any such case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with an unsecured non-credit supported short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's or at least P-1 or the equivalent by Moody's, or guaranteed by any industrial or financial company with a long term unsecured non-credit supported senior debt rating of at least A or A-2, or the equivalent, by Standard & Poor's or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "Certificate of Merger": as defined in Section 5.3(j).

                  "Change of Control": any transaction or series of related transactions (i) in which any Person or two or more Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 35% or more of the common stock of the Borrower, or (ii) in which individuals who as of the Effective Date constitute the board of directors of the Borrower (the "Incumbent Board"), cease for any reason to constitute at least a majority of the board of directors, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Borrower or shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Borrower, as contemplated in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for purposes of this Agreement, be considered as thought such person were a member of the Incumbent Board of the Borrower, or (iii) constituting a "Change in Control," or other similar occurrence under documentation evidencing or governing any Indebtedness of the Borrower of $15,000,000 or more which results in an obligation of the Borrower to prepay, purchase, offer to purchase, redeem or defease such Indebtedness.

                  "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "Commitment": a Revolving Credit Commitment or the Swing Line Commitment, as the case may be.

                  "Commitment Fee": as defined in Section 3.2(a).

                  "Commitment Percentage": as to any Lender, the percentage equal to such Lender's Revolving Credit Commitment Amount divided by the Aggregate Revolving Credit Commitment Amount.

                  "Company Option Agreement": the Company Option Agreement, dated as of November 12, 1996, by and between Medex and the Borrower, as same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.9.

                  "Compensatory Interest Payment": as defined in Section
3.1(c).

                  "Compliance Certificate": a certificate substantially in the form of Exhibit D.

                  "Consolidated": the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

                  "Consolidated Capital Expenditures": for any period, the aggregate of all expenditures incurred by the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP during such period which, in accordance with GAAP, are required to be included in "Additions to Property, Plant or Equipment" or similar items reflected on the balance sheet of such Person, provided, however, that "Capital Expenditures" shall not include (i) capitalized leases, or (ii) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damages assets, equipment or other property within six months of the receipt of such proceeds or (iii) Acquisition Costs incurred in connection with Permitted Acquisitions.

                  "Consolidated Debt Service": for any period, the sum of (i) Consolidated Interest Expense for such period and (ii) all scheduled payments of principal on Consolidated Total Debt during such period, all as determined on a Consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA": for any period, net income of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP plus the sum of, without duplication, (i) Consolidated Interest Expense, (ii) taxes of the Borrower and its Subsidiaries based on, or measured by, income and (iii) depreciation, amortization and other non-cash charges of the Borrower and its Subsidiaries, each to the extent deducted in determining such net income for such period, minus extraordinary gains from sales, exchanges and other dispositions of Property not in the ordinary course of business and other non-recurring items (other than losses). Consolidated EBITDA shall be calculated by disregarding non-cash restructuring charges taken by the Borrower in connection with the Transactions so long as such charges are taken within six months after the first Borrowing Date; provided, however, that in the event that the income realized from the sale or other disposition of an asset would exceed the amount of income which would have been realized but for the taking of such charge, such excess shall be excluded from the calculation of Consolidated EBITDA. In addition, solely for purposes of calculating the Leverage Ratio for the period of the four fiscal quarters ending after the date on which the Medex Acquisition is consummated, Consolidated EBITDA shall be calculated as if Medex was a Subsidiary of the Borrower during such period but without deduction for Medex's non-cash restructuring expenses taken for its fiscal year ended June 30, 1996 to the extent that such restructuring charge would ordinarily be taken into account in calculating Medex's net income for such period.

                  "Consolidated Fixed Charges": for any period, the sum of, without duplication, (i) Consolidated Debt Service for such period, and (ii) Consolidated Rent Expense for such period.

                  "Consolidated Interest Expense": for any period, the sum of, without duplication, all cash interest (adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection with the same, paid or accrued in respect of Consolidated Total Debt during such period), all as determined on a Consolidated basis in accordance with GAAP.

                  "Consolidated Rent Expense": for any period, the rent expense of the Borrower and its Subsidiaries in respect of operating leases for such period, determined on a Consolidated basis in accordance with GAAP, provided, however, that for purposes of this definition, at any date of determination, Consolidated Rent Expense shall be equal to the sum of (i) the amount of such rent expense in respect of operating leases as set forth in the most recently delivered annual reports required under Section 7.1(a) plus (ii) an amount, if positive, equal to rent expense in respect of operating leases entered into after the end of the most recent fiscal year for which such statements were delivered minus $750,000, in each case net of any sublease income during such period.

                  "Consolidated Total Debt": at any date of determination, the aggregate of (i) all indebtedness for borrowing money, (ii) Capitalized
Lease Obligations, and (iii) Contingent Obligations in excess of
$100,000.

                  "Contingent Obligation": as to any Person ( a "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (D) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Conversion Date": the date on which (i) a Eurodollar Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance, (iii) the date on which a Eurodollar Advance is converted to a new Eurodollar Advance and (iv) the date on which an Alternate Currency Euro Advance is converted to a new Alternate Currency Euro Advance.

                  "Credit Exposure": with respect to any Lender as at any time, the sum at such time of (i) the outstanding principal balance of such Lender's Revolving Credit Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan), and (ii) the Swing Line Exposure of such Lender.

                  "Currency": Dollars or any Alternate Currency.

                  "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

                  "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of, or other equity interests of, any other Person, (ii) any Operating Entity, or (iii) any other Property of such Person other than in the ordinary course of business, provided, however, that no such sale, assignment, transfer or other disposition of Property (other than inventory, except to the extent subject to a bulk sale) shall be deemed to be in the ordinary course of business (a) if the fair market value thereof is in excess of $250,000, or (b) to the extent that the fair market value thereof, when aggregated with all other sales, assignments, transfers and other dispositions made by such Person within the same fiscal year, exceeds $750,000, and then only to the extent of such excess, if any, or (c) it is the sale, assignment, transfer or disposition of (1) all or substantially all of the Property of such Person or (2) any Operating Entity. The contribution of Property to a joint venture permitted by Section 8.5 (i) shall not be deemed to be a Disposition.

                  "Disposition Reduction/Prepayment Date": with respect to any Disposition pursuant to Section 8.4(c), the earlier to occur of (i) the date on which the Borrower delivers written notice to the Administrative Agent that the Net Cash Proceeds of such Disposition are not to be used in whole or in part to make Consolidated Capital Expenditures or Permitted Acquisitions within one year after the receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries or (ii) the date which is one year after the date of such receipt.

                  "Disposition Reduction/Prepayment Amount": with respect to any Disposition pursuant to Section 8.4(c), an amount equal to that portion of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in respect of such Disposition that constitutes Excess Disposition Proceeds minus the amount thereof, if any, which constitutes
Reinvested Proceeds.

                  "Disqualified Stock": any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable at the option of the holder thereof by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or is redeemable at the option of the holder thereof at any time, or is convertible into or exchangeable at the option of the holder thereof for debt securities.

                  "Dollar Equivalent": on any date of determination thereof, the amount of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot rate at which Dollars may be exchanged into such Alternate Currency as set forth on such date on Dow Jones Telerate page RWRLD (or any successor page) or, if such rate does not appear on such page, as shall be determined by the Administrative Agent by reference to such other publicly available service for displaying exchange rates as the Administrative Agent and the Borrower agree or, in the absence of such agreement, at the spot exchange rate therefor as determined by the Administrative Agent as of 11:00 a.m. (London time) on such date of determination thereof for delivery two Business Days later.

                  "Dollar Loan": each Dollar Revolving Credit Loan and each Swing Line Loan.

                  "Dollar Revolving Credit Loan" and "Dollar Revolving Credit Loans": a Revolving Credit Loan made in Dollars.

                  "Dollars" and "$": lawful currency of the United States.

                  "Domestic Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for ABR Advances of such Lender on Schedule 1.1; thereafter, such other office, branch or affiliate of such Lender, through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Administrative Agent and the Borrower, (ii) in the case of any other Lender, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for ABR Advances of such Lender on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office, branch or affiliate through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Administrative Agent and the Borrower, and (iii) the Swing Line Lender, initially, the office, branch or affiliate of the Swing Line designated as the Swing Line Lender's lending office on Schedule 1.1; thereafter, such other office, branch or affiliate of the Swing Line Lender, through which it shall be making or maintaining the Swing Line Loans, as reported by the Swing Line Lender to the Administrative Agent and the Borrower, provided that the Swing Line Lender may report different Domestic Lending Offices for all of its ABR Advances and all of its Swing Line Loans, whereupon references to the Domestic Lending Office of such Lender shall mean either or both of such offices.

                  "Effective Date": the date on which the conditions to effectiveness set forth in Section 5.1 have been satisfied.

                  "Eligible Assignee": a Lender, any affiliate of a Lender and any other bank or insurance company.

                  "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

                  "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA Section 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA Section 6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA Section 2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA Section 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA Section 7401 et seq.; (vi) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 USCA Section 5101 et seq. and (vii) all rules, regulations, judgments and restrictions thereunder and any analogous state law.

                  "Equity Offering": any public offering or private placement by the Borrower or any of its Subsidiaries of shares of its Capital
Stock (other than any such offering or placement solely for the Capital
Stock or Property of another Person in connection with a Permitted
Acquisition).

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections

414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any of its Subsidiaries is a member.

                  "ESOP": the Employee Stock Ownership Plan of Furon Company.

                  "Eurodollar Advances": collectively, the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for Eurodollar Advances of such Lender on Schedule 1.1; thereafter, such other office, branch or affiliate of such Lender, through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower and (ii) in the case of any other Lender, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for Eurodollar Advances of such Lender on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office, branch or affiliate through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower.

                  "Eurodollar Rate": with respect to the Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                           (a) the rate per annum for deposits having a maturity
most nearly comparable to the Interest Period in respect of such Eurodollar Advance in Dollars which appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) as of 11:00 a.m. London time on the date that is two Business Days prior to the first day of such Interest Period, or if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, the rate of interest per annum quoted by the Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period to leading banks in the interbank eurodollar market as the rate at which the Reference Lender is offering Dollar deposits in an amount approximately equal to its Commitment Percentage of such Eurodollar Advance and having a period to maturity approximately equal to such Interest Period, by

                           (b) a number equal to 1.00 minus the aggregate of the
then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United

States residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

                  "Event of Default": as defined in Section 9.1.

                  "Excess Cash Flow": with respect to any fiscal year, Consolidated EBITDA for such fiscal year minus the sum of, without duplication
(i) the amount, if positive, equal to (a) the amount of the Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) outstanding at the beginning of such fiscal year minus (b) the Aggregate Revolving Credit Commitment Amount at the end of such fiscal year (without giving effect to reductions thereof during such period required by Section 2.6(d)), (ii) scheduled payments of principal of Consolidated Total Debt during such fiscal year, (iii) Consolidated Capital Expenditures made during such fiscal year, (iv) taxes (other than income taxes) paid by the Borrower and its Subsidiaries during such fiscal year, and (v) Cash Interest Expense for such fiscal year.

                  "Excess Disposition Proceeds": with respect to any fiscal year, the amount (if positive) equal to the amount of Net Cash Proceeds received by the Borrower and/or any of its Subsidiaries during such fiscal year minus $3,750,000.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Existing Furon Bank Debt": the Indebtedness of the
Borrower under the Existing Furon Loan Documents including, without limitation, all outstanding principal, unpaid and accrued interest, unpaid and accrued fees and other unpaid sums thereunder.

                  "Existing Furon Loan Documents": collectively (i) the Credit Agreement, dated as of October 30, 1995, among the Borrower, the lenders party thereto and Bank of America National Trust and Savings Association, as agent, and (ii) all other documents executed and delivered in connection therewith, each as amended to the first Borrowing Date.

                  "Existing Medex Bank Debt": the Indebtedness of the Medex under the Revolving Credit Note, dated June 20, 1996, made by Medex to the order of Huntington National Bank, including, without limitation, all outstanding principal, unpaid and accrued interest, unpaid and accrued fees and other unpaid sums thereunder.

                  "Existing Medex Bond Documents": collectively, (i) the Loan Agreement, dated as of July 1, 1996, between the City of Hilliard, Ohio and Medex, (ii) the Reimbursement Agreement, dated as of July 1, 1996, between Bank One, Columbus, NA and Medex, (iii) the Project Note, dated July 16, 1996, made by Medex in favor of Bank One Trust Company, N.A., and (iv) the Trust Indenture, dated as of July 1, 1996, between the City of Hilliard, Ohio, as issuer and Bank One Trust Company, NA, as trustee, in each case in connection with the City of Hilliard, Ohio Adjustable Rate Industrial Development Revenue Bonds, Series 1996 (Medex, Inc. Project), as each may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.9.

                  "Existing Medfusion Bond Documents": collectively, (i) the Loan Agreement dated as of June 1, 1992, between the Development Authority of Fulton County and Medfusion, Inc., (ii) the Direct Pay Letter of Credit Reimbursement Agreement, dated as of June 1, 1992, between Wachovia Bank of Georgia, National Association, and Medfusion, Inc., (iii) the Trust Indenture dated as of June 1, 1992, between Development Authority of Fulton County, as issuer, and AmSouth Bank N.A., as trustee, in each case in connection with the Development Authority of Fulton County Industrial Development Revenue Bonds (Medfusion, Inc. Project), as each may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.9.

                  "Existing Pension Plans": as defined in Section 4.12.

                  "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

                  "Fees": as defined in Section 2.9.

                  "Financial Officer": as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Administrative Agent.

                  "Financial Statements": as defined in Section 4.13.

                  "Fixed Charge Coverage Ratio": at any date of determination, the ratio of (i) Consolidated EBITDA plus Consolidated Rent Expense minus Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period.

                  "Fixed Rate Advance": a Eurodollar Advance, an Alternate Currency Euro Advance or a Swing Line Negotiated Rate Advance, as the case may be.

                  "Funded Current Liability Percentage": as defined in Section 401(a)(29) of the Code.

                  "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

                  "German Marks": freely transferable lawful money of Germany.

                  "Governmental Authority": any foreign, federal, state, munici-pal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

                  "HSR Act": the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Hazardous Substance": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements thereof and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

                  "Highest Lawful Rate": as to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on its Loans, or which may be owing to such Lender pursuant the Loan Documents under the laws applicable to such Lender and this transaction.

                  "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement,
(v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business),
(vii) Capital Lease Obligations and (viii) Contingent Obligations.

                  "Indemnified Liability": as defined in Section 11.5.

                  "Indemnified Person": as defined in Section 11.8.

                  "Indemnified Tax": as to any Person, any Tax, except (i) a Tax on the Income imposed on such Person and (ii) any interest, fees or penalties for late payment imposed on such Person, in each case under clauses (i) and (ii) to the extent not attributable to the failure of the Borrower or any of its Subsidiaries to obtain any necessary approvals or consents of, or file or cause to be filed any reports, applications, documents, instruments or information required to be filed pursuant to any applicable law, rule, regulation or request of, any Governmental Authority.

                  "Indemnified Tax Person": the Administrative Agent or any Lender.

                  "Intercompany Indebtedness": loans which are (i) made by the Borrower to any of its direct or indirect Subsidiaries or Affiliates or
(ii) made by direct or indirect

Subsidiaries or any Affiliates of the Borrower to the Borrower or to other direct or indirect Subsidiaries or Affiliates of the Borrower.

                  "Interest Payment Date": (i) as to any ABR Advance, the last day of each fiscal quarter of the Borrower commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Swing Line Loan, the date on which the outstanding principal balance of such Swing Line Loan shall become due and payable in accordance with Section 2.2(b), (iii) as to any Eurodollar Advance or Alternate Currency Euro Advance as to which the Borrower has selected an Interest Period of seven days, one, two or three months, the last day of such Interest Period, (iv) as to any Eurodollar Advance or Alternate Currency Euro Advance as to which the Borrower has selected an Interest Period of six months, the last day of each three month interval occurring during such Interest Period and the last day of such Interest Period; and (v) as to all Eurodollar Advances, Alternate Currency Euro Advances and Swing Line Loans, the Maturity Date.

                  "Interest Period":

                           (a) subject to the provisions of Section 3.4, with
respect to any Eurodollar Advance or Alternate Currency Euro Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance or Alternate Currency Euro Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion, provided, however, that (i) during the Syndication Period, Interest Periods of seven days shall be available, (ii) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day and (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (b) subject to the provisions of Section 3.4, with respect to any Swing Line Loan requested by the Borrower, the period commencing on the Borrowing Date with respect to such Swing Line Loan and ending on or between one and five days thereafter, as selected by the Borrower in its irrevocable Borrowing Request, provided, however, that (i) during the Syndication Period, Interest Periods of up to seven days shall be available, (ii) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (iii) the Borrower shall select Interest Periods so as not to have more than three different Interest Periods outstanding at any one time for all Swing Line Loans.

                  (c) Interest Periods shall be subject to the provisions of
Section 3.4.

                  "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks to their customers in order to reduce the exposure of such customers to interest rate fluctuations, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Investments": as defined in Section 8.5.

                  "Japanese Yen": freely transferable lawful money of Japan.

                  "Judgment Currency": as defined in Section 11.17.

                  "Judgment Currency Conversion Date": as defined in Section 11.17.

                  "Leverage Ratio": at any date of determination, the ratio of
(x) Consolidated Total Debt on such date to (y) Consolidated EBITDA for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

                  "Loan": a Revolving Credit Loan or a Swing Line Loan, as the case may be.

                  "Loans": the Revolving Credit Loans and/or the Swing Line Loans, as the case may be.

                  "Loan Documents": collectively, this Agreement and any promissory notes issued pursuant to Section 2.10.

                  "Managing Person": with respect to any Person that is a (i) corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership, its managing partner or executive committee or (v) such other managing body or Person analogous to the foregoing.

                  "Mandatory Borrowing": as defined in Section 2.2(c).

                  "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

                  "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

                  "Maturity Date": November 12, 2001, or such earlier date on which the Loans shall become due and payable, whether by acceleration or otherwise.

                  "Medex": Medex, Inc., an Ohio corporation.

                  "Medex Acquisition": the acquisition of Medex pursuant to the Medex Acquisition Documents.

                  "Medex Acquisition Documents": collectively, the Merger Documents and the Offer Documents.

                  "Medex Stock": the common stock of Medex, $0.01 per value.

                  "Medex Stock Purchase": the purchase of Medex Stock by Acquisition Corp. pursuant to the Offer to Purchase.

                  "Merger": the merger of Medex with and into Acquisition Corp. pursuant to and in accordance with the Merger Agreement, with Medex as the survivor thereof.

                  "Merger Agreement": the Agreement and Plan of Merger, dated as of November 12, 1996, by and among Medex, Acquisition Corp. and the Borrower, as same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.9.

                  "Merger Documents": collectively, (i) the Merger Agreement,
(ii) the Company Option Agreement, (iii) the Shareholder Option Agreements and
(iv) all exhibits, schedules, and disclosure letters referred to therein and any side letters or other agreements affecting the terms of any thereof, as each may be amended, supplemented or otherwise modified in accordance with the provisions of Section 8.9.

                  "Merger Effective Date": the date upon which the Merger shall become effective.

                  "Moody's": Moody's Investors Service, Inc., or any successor thereto.

                  "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Negotiated Rate": with respect to each Swing Line Negotiated Rate Advance, the rate per annum agreed to by the Borrower and the Swing Line Lender in accordance with section 2.3(b)(ii) as the interest rate that such Swing Line Negotiated Rate Advance shall bear.

                  "Net Cash Proceeds": with respect to any Disposition by the Borrower or any of its Subsidiaries, the aggregate gross sales proceeds received by the Borrower or such Subsidiary in cash in connection with such Disposition minus the sum of (i) sales and other commissions and legal and other expenses incurred in connection with such Disposition, (ii) any taxes paid or payable by the Borrower or such Subsidiary in connection therewith (determined on a Consolidated basis after giving effect to net operating loss and other deductions and applicable tax credits), and (iii) the amount of Indebtedness (other than the Loans) secured by the Property subject to such Disposition which, in accordance with the terms governing such Indebtedness, is required to be repaid upon such Disposition.

                  "Net Issuance Proceeds": with respect to any issuance, sale or incurrence of any Refinancing Debt or any Equity Offering, the aggregate amount of cash received by or on behalf of the Borrower after deducting therefrom placement agents' or underwriters' commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) payable by the Borrower or any Subsidiary in connection with such issuance, sale or incurrence.

                  "Notice of Conversion": a notice substantially in the form of Exhibit C.

                  "Obligation Currency": as defined in Section 11.17.

                  "Offer Documents": collectively, a Tender Offer Statement on
Schedule 14D-1 together with all exhibits and schedules thereto and the Offer to Purchase, as each may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.9.

                  "Offer to Purchase": the Offer to Purchase pursuant to which the Borrower makes the Tender Offer, as the same may be amended, supplemented or otherwise modified in accordance with Section 8.9.

                  "Other Taxes": as defined in Section 3.7(f).

                  "Operating Entity": any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

                  "Organizational Documents": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                  "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

                  "Permitted Acquisition": an Acquisition permitted by Section 8.3.

                  "Permitted Lien": a Lien permitted to exist under Section 8.2(a).

                  "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

                  "Pricing Level": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, Pricing Level VI or Pricing Level VII, as applicable.

                  "Pricing Level I": any time when the Leverage Ratio is greater than 3.50:1.00.

                  "Pricing Level II": any time when the Leverage Ratio is greater than 3.00:1.00 but less than or equal to 3.50:1.00.

                  "Pricing Level III": any time when the Leverage Ratio is greater than 2.50:1.00 but less than or equal to 3.00:1.00.

                  "Pricing Level IV": any time when the Leverage Ratio is greater than 2.00:1.00 but less than or equal to 2.50:1.00.

                  "Pricing Level V": any time when the Leverage Ratio is greater than 1.50:1.00 but less than or equal to 2.00:1.00.

                  "Pricing Level VI": any time when the Leverage Ratio is greater than 1.00:1.00 but less than or equal to 1.50:1.00.

                  "Pricing Level VII": any time when the Leverage Ratio less than or equal to 1.00:1.00.

                  "Prohibited Transaction": a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt (by reason of statutory, class or individual exemption) under Section 4975 of the Code or
Section 408 of ERISA.

                  "Property": all types of real, personal, tangible, intangible or mixed property.

                  "Proposed Lender": as defined in Section 3.9.

                  "Real Property": all real property owned or leased by the Borrower or any of its Subsidiaries.

                  "Reference Lender": The Bank of New York.

                  "Refinancing Debt": unsecured Indebtedness incurred by the Borrower to refinance all or a portion of the Indebtedness incurred hereunder to the extent permitted to be incurred by Section 8.1(v).

                  "Regulatory Change": (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) the issuance or promulgation after the Effective Date of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (iii) any change after the Effective Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof.

                  "Reinvested Proceeds": with respect to that portion of Net Cash Proceeds of any Disposition pursuant to Sections 8.4(c) which constitute Excess Disposition Proceeds, the portion of such Net Cash Proceeds which are used to make Consolidated Capital Expenditures or Permitted Acquisitions within one year after the receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries.

                  "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or
(iii) any failure to make any payment required by Section 412(m) of the Code.

                  "Required Lenders": at any time when (i) no Loans are outstanding, Lenders having Revolving Credit Commitment Amounts (or if no Revolving Credit Commitments then exist, Lenders having Revolving Credit Commitment Amounts on the last day on which Revolving Credit Commitments did exist) greater than or equal to 51% of the Aggregate Revolving Credit Commitment Amount and (ii) at any time when Loans are outstanding, Lenders with Credit Exposure greater than or equal to 51% of the Aggregate Credit Exposure.

                  "Required Payment": as defined in Section 3.7(a).

                  "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock or other equity interest in such Person now or hereafter outstanding and (iii) any repayment of Intercompany Indebtedness.

                  "Revolving Credit Commitment": in respect of any Lender, such Lender's undertaking during the Revolving Credit Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Revolving Credit Commitment Amount of such Lender.

                  "Revolving Credit Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Revolving Credit Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed in Exhibit A, the "Revolving Credit Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as the same may be increased from time to time pursuant to Section 2.5 or reduced from time to time pursuant to Section 2.6.

                  "Revolving Credit Commitment Period": the period from the Effective Date until the Revolving Credit Commitment Termination Date.

                  "Revolving Credit Commitment Termination Date": the earlier of the Business Day immediately preceding the Maturity Date or such other date upon which the Revolving Credit Commitments shall have been terminated in accordance with Section 2.6 or Section 9.2.

                  "Revolving Credit Loan" and "Revolving Credit Loans": as defined in Section 2.1.

                  "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                  "Shareholder Option Agreements": collectively, each of the Agreements, dated as of November 12, 1996, by and among certain shareholders of Medex who are officers or directors of Medex, Acquisition Corp. and the Borrower, as same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.9.

                  "Solvent": with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account probable payments by co-obligors.

                  "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Administrative Agent.

                  "Standard & Poor's": Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "Sterling Pounds": freely transferable lawful money of the United Kingdom.

                  "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the Managing Person, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

                  "Swing Line ABR Advances": the Swing Line Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "Swing Line Commitment": the undertaking of the Swing Line Lender during the Swing Line Commitment Period to make Swing Line Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not in excess of the Swing Line Commitment Amount, and the commitment of the Lenders to participate therein as set forth in Section 2.2, as the same may be reduced pursuant to Section 2.6.

                  "Swing Line Commitment Amount": $10,000,000.

                  "Swing Line Commitment Period": the period from the Effective Date to, but excluding, the Swing Line Termination Date.

                  "Swing Line Exposure": at any time, in respect of any Lender, an amount equal to the aggregate outstanding principal amount of the Swing Line Loans at such time multiplied by such Lender's Commitment Percentage at such time.

                  "Swing Line Loan" and "Swing Line Loans": as defined in
Section 2.2(a).

                  "Swing Line Negotiated Rate Advances": the Swing Line Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon a Negotiated Rate.

                  "Swing Line Participation Amount": as defined in Section
2.2(d).

                  "Swing Line Termination Date": the date which is five Business Days prior to the Maturity Date.

                  "Syndication Period": the period commencing on the Effective Date and ending on the earlier of the day which is 90 days after the first Borrowing Date and the date on which the Administrative Agent gives written notice to the Borrower that the syndication of the Revolving Credit Commitments and the Revolving Credit Loans have been completed.

                  "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

                  "Tax on the Income": as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, or (iv) in the case of each Lender or the Administrative Agent, any jurisdiction in which such Person is deemed to be doing business; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

                  "Tender Offer": the offer by the Borrower to purchase all of the issued and outstanding shares of Medex Stock pursuant to the Offer to Purchase.

                  "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination, in each case under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under
Section 4042 of ERISA.

                  "Transaction Documents": collectively, the Loan Documents and the Merger Documents.

                  "Transactions": collectively, the making of the Loans, the Tender Offer, the Medex Stock Purchase and the Merger.

                  "Type": with respect to any Revolving Credit Loan, the character of such Revolving Credit Loan as an ABR Advance, an Alternate Currency Euro Advance or a Eurodollar Advance, each of which constitutes a type of loan.

                  "Unfunded Pension Liabilities": with respect to any Pension Plan, at any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

                  "United States": the United States of America (including the States thereof and the District of Columbia).

                  "Unqualified Amount": as defined in Section 3.1(c).

                  "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits and other than as required by Section 601 through 608 of ERISA, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Borrower and its Subsidiaries, provided that prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of such transition obligation.

                  "U.S. Person": a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

         1.2.     Principles of Construction

                  (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

                  (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

                  (d) The phrase "may not" is prohibitive and not permissive.

                  (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  (f) Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

                  (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.

2.       AMOUNT AND TERMS OF LOANS

         2.1.     Revolving Credit Loans

                  Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period, provided that immediately after giving effect thereto (i) such Lender's Credit Exposure would not exceed such Lender's Revolving Credit Commitment Amount, and (ii) the Aggregate Credit Exposure would not exceed the Aggregate Revolving Credit Commitment Amount. During the Revolving Credit Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Credit Commitments, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.3 and 3.3, at the option of the Borrower, Revolving Credit Loans may be (i) Dollar Revolving Credit Loans in which case they may be made as one or more (A) ABR Advances, (B) Eurodollar Advances or (C) any combination thereof or (ii) Alternate Currency Loans in which case they shall be made as one or more Alternate Currency Euro Advances, provided, however, in no event shall the aggregate outstanding principal balance of Alternate Currency Loans (determined on the basis of the Dollar Equivalent of each Alternate Currency Loan) exceed $30,000,000. The Revolving Credit Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in the Applicable Currency on the Maturity Date.

         2.2.     Swing Line Loans

                  (a) Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make swing line loans (each a "Swing Line Loan" and, collectively, the "Swing Line Loans") to the Borrower in Dollars from time to time during the Swing Line Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Commitment Amount, provided that immediately after making each Swing Line Loan, (i) the Swing Line Lender's Credit Exposure would not exceed the Swing Line Lender's Revolving Credit Commitment Amount (in its capacity as a Lender), (ii) the aggregate unpaid balance of the Swing Line Loans would not exceed the Swing Line Commitment Amount and (iii) the Aggregate Credit Exposure of all Lenders would not exceed the Aggregate Revolving Credit Commitment Amount. During the Swing Line Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Swing Line Commitment, all in accordance with the terms and conditions of this Agreement. No Swing Line Loan shall be made prior to the making of the first Revolving Credit Loans on the first Borrowing Date.

                  (b) The Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Lender shall be in default of its obligations under this Agreement unless the Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swing Line Lender's risk with respect to such defaulting Lender's participation in such Swing Line Loan. The Swing Line Lender will not make a Swing Line Loan if the Administrative Agent, or any Lender by notice to the Swing Line Lender and the Borrower no later than one Business Day prior to the Borrowing Date with respect to such Swing Line Loan, shall have determined that the conditions set forth in Section 6 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making such Loan. Each Swing Line Loan shall be due and payable on the day being the earliest of the last day of the Interest Period applicable thereto, the date on which the Swing Line Commitment shall have been voluntarily terminated by the Borrower in accordance with Section 2.6, and the Maturity Date.

                  (c) On any Business Day on which a Swing Line Loan shall be due and payable and shall remain unpaid, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Borrower that such outstanding Swing Line Loan shall be funded with a borrowing of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Sections 9.1(g) or
(h)), in which case a borrowing of Revolving Credit Loans made as ABR Advances (each such borrowing, a "Mandatory Borrowing"), shall be made by all Lenders pro rata based on each such Lender's Commitment Percentage on the Business Day immediately succeeding the giving of such notice. The proceeds of each Mandatory Borrowing shall be remitted directly to the Swing Line Lender to repay such outstanding Swing Line Loan. Each Lender irrevocably agrees to make a Revolving Credit Loan pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender notwithstanding: (i) the amount of such Mandatory Borrowing may not comply with the minimum amount for Loans otherwise required hereunder,
(ii) whether any condition specified in Section 6 is then unsatisfied, (iii) whether a Default or an Event of Default then exists, (iv) the Borrowing Date of such Mandatory Borrowing, (v) the aggregate principal amount of all Loans then outstanding (determined on the basis of the Dollar Equivalent of each outstanding Alternate Currency Loan), (vi) the Aggregate Credit Exposure at such time and (vii) the Aggregate Revolving Credit Commitment Amount at such time.

                  (d) Upon each receipt by a Lender of notice of an Event of Default from the Administrative Agent pursuant to Section 10.5, such Lender shall purchase unconditionally, irrevocably, and severally (and not jointly) from the Swing Line Lender a participation in the outstanding Swing Line Loans (including accrued interest thereon) in an amount equal to the product of its Commitment Percentage and the outstanding amount of the Swing Line Loans (the "Swing Line Participation Amount"). Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this subsection (d) that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

                  (e) In furtherance of subsection (d) above, upon each receipt by a Lender of notice of an Event of Default from the Administrative Agent pursuant to Section 10.5, such Lender shall promptly make available to the Administrative Agent for the account of the Swing Line Lender its Swing Line Participation Amount at the Applicable Payment Office of the Administrative Agent in lawful money of the United States and in immediately available funds. The Administrative Agent shall deliver the payments made by each Lender pursuant to the immediately preceding sentence to the Swing Line Lender promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and the Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses resulting from any failure on the part of such Lender to pay, or from any delay in paying the Administrative Agent any amount such Lender is required to pay in accordance with this subsection (e) upon receipt of notice of Event of Default from the Administrative Agent pursuant to Section 10.5 (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Swing Line Lender, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Swing Line Lender, as the case may be), and such Lender shall be required to pay interest to the Administrative Agent for the account of the Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum equal to the Federal Funds Rate, payable upon demand by the Swing Line Lender. The Administrative Agent shall distribute such interest payments to the Swing Line Lender upon receipt thereof in like funds as received.

                  (f) Whenever the Administrative Agent is reimbursed by the Borrower, for the account of the Swing Line Lender, for any payment in connection with Swing Line Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section, the Administrative Agent will promptly pay over such payment to such Lender.

         2.3.     Procedure for Borrowing

                  (a) Revolving Credit Loans. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall notify the Administrative Agent by the delivery of a Borrowing Request, which shall be sent by telecopy and shall be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Borrowing Request manually signed by the Borrower), no later than: 11:00 a.m., four Business Days prior to the requested Borrowing Date, in the case of Alternate Currency Euro Advances, 2:00 p.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, and 2:00 p.m., one Business Day prior to the requested Borrowing Date, in the case of ABR Advances, specifying (A) the aggregate principal amount to be borrowed under the Revolving Credit Commitments (stated in the applicable Alternate Currency in the case of an Alternate Currency Loan), (B) the requested Borrowing Date, (C) whether such borrowing is of a Dollar Revolving Credit Loan and, if so, whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof, (D) whether such borrowing is of an Alternate Currency Loan and, if so, the applicable Alternate Currency, and (E) if the borrowing is to consist of one or more Eurodollar Advances or Alternate Currency Euro Advances, the length of the Interest Period for each such Eurodollar Advance or Alternate Currency Euro Advance. Each (i) Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, (ii) Alternate Currency Euro Advance to be made on a Borrowing Date shall equal no less than an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $5,000,000 or such amount plus a whole multiple of approximately $1,000,000 in excess thereof, and (iii) ABR Advance made on each Borrowing Date shall equal no less than $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof or, if less, unused portion of the Aggregate Revolving Credit Commitment Amount. Upon receipt of each Borrowing Request requesting Revolving Credit Loans, the Administrative Agent shall promptly notify each Lender thereof.

                  (b) Swing Line Loans. The Borrower may borrow under the Swing Line Commitment on any Business Day during the Swing Line Commitment Period, provided that the Borrower shall notify the Administrative Agent and the Swing Line Lender by the delivery of a Borrowing Request, which shall be sent by telecopy and shall, subject to the agreement of the Borrower and the Swing Line Lender as to the Negotiated Rate to be applicable to a requested Swing Line Negotiated Rate Advance, be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Borrowing Request manually signed by the Borrower), no later than: 3:00 p.m. on the requested Borrowing Date, specifying (i) the aggregate principal amount to be borrowed under the Swing Line Commitment, (ii) the requested Borrowing Date,
(iii) whether such borrowing is to consist of one or more Swing Line Negotiated Rate Advances, Swing Line ABR Advances, or a combination thereof and (iv) the length of the Interest Period for each Swing Line Loan, provided, however, that no Interest Period selected in respect of any Swing Line Loan shall end after the Swing Line Termination Date. Each borrowing of Swing Line Loans shall be in a principal amount not less than $1,000,000 or such amount plus a whole multiple of $250,000 in excess thereof, or, if less, the unused portion of the Swing Line Commitment Amount.

         2.4.     Disbursement of Funds

                  (a) Revolving Credit Loans. No later than (i) 12:00 noon (local time in the city in which the proceeds of Alternate Currency Loans are to be made available in accordance with the terms hereof) on the date specified in each Borrowing Request for the borrowing of Alternate Currency Loans and (ii) 12:00 noon on the date specified in each Borrowing Request for the borrowing of Dollar Revolving Credit Loans, each Lender will make available its pro rata portion of the Loans requested to be made on such date in the Applicable Currency. All Revolving Credit Loans shall be made available in immediately available funds at the Applicable Payment Office of the Administrative Agent, and the Administrative Agent, will, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, make available to the Borrower at such Applicable Payment Office, in the Applicable Currency, and in like funds as received, the aggregate of the amounts so made available by the Lenders.

                  (b) Swing Line Loans. The Swing Line Lender will, subject to its determination that the terms and conditions of this Agreement have been satisfied and, in the case of a Swing Line Negotiated Rate Advance, subject to its agreement with the Borrower on the Negotiated Rate to be applicable thereto, make the requested amount available promptly on that same day to the Administrative Agent at its Applicable Payment Office who, thereupon, will promptly make available to the Borrower at such Applicable Payment Office, in like funds as received, the amount so made available by the Swing Line Lender, to the extent of funds actually received by the Administrative Agent.

                  (c) Failure to Fund. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the requested Revolving Credit Loans from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Loans available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate for such Revolving Credit Loan as set forth in Section 3.1, and, in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate (or, in the case of an Alternate Currency Loan, at a rate based upon the all-in cost of the funds for the Applicable Currency as determined by the Administrative Agent). Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans.

         2.5.     Increases in Aggregate Revolving Credit Commitment Amount

                  (a) Provided that no Default or Event of Default shall exist immediately before and after giving effect thereto, the Borrower may, subject to the provisions of this Section, from time to time elect that the Aggregate Revolving Credit Commitment Amount be increased by an amount not in excess of $50,000,000, provided that, in no event shall the Aggregate Revolving Credit Commitment Amount exceed $250,000,000. Any such increase shall be in an amount equal to $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof. Such election shall be made in a writing delivered by the Borrower to the Administrative Agent which shall, in turn, promptly deliver a copy thereof to each Lender.

                  (b) In the event that the Borrower elects to increase the Aggregate Revolving Credit Commitment Amount, (i) the Borrower may request any one or more

Lenders to elect to increase its Revolving Credit Commitment Amount (it being understood that no Lender shall have a right to participate in whole or in part in any such increase), (ii) any Lender requested by the Borrower to do so may (but is not obligated to) elect to increase its Revolving Credit Commitment Amount and (iii) with the written consent of the Administrative Agent and the Swing Line Lender (such consents not to be unreasonably withheld), one or more additional banks or other financial institutions may, by execution of this Agreement, become parties hereto and undertake Revolving Credit Commitments hereunder and any such Lender, bank or other financial institution shall thereafter for all purposes be treated as a Lender as though it had been an original signatory to this Agreement. To the extent that no such Lender or acceptable additional bank or other financial institution is willing to increase its Revolving Credit Commitment Amount or undertake a Revolving Credit Commitment, as the case may be, the Aggregate Revolving Credit Commitment Amount shall not be increased.

                  (c) On and as of the date upon which an increase in the Aggregate Revolving Credit Commitment Amount shall become effective, each Lender increasing its Revolving Credit Commitment Amount and each existing Lender or new bank or financial institution assuming a Revolving Credit Commitment shall pay to the Administrative Agent such amount as may be necessary so that such Lender's or such new bank's or financial institution's outstanding principal balance of Revolving Credit Loans shall equal its Commitment Percentage of the aggregate outstanding principal balance of the Revolving Credit Loans after giving effect to such increase, and the Administrative Agent shall distribute such amounts among the other Lenders accordingly. If the Administrative Agent deems it appropriate in connection with any such increase, as a condition thereto, the Borrower and the affected Lenders shall execute a master assignment and acceptance agreement or other document mutually acceptable to the parties thereto.

                  (d) Upon any increase of the Aggregate Revolving Credit Commitment Amounts pursuant to this Section, the Administrative Agent shall revise Exhibit A and Schedules 1.1 and 1.1A accordingly.

         2.6. Termination or Reduction of Revolving Credit Commitments and Swing Line Commitment

                  (a) Voluntary Reductions. (i) The Borrower shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent, to reduce permanently the Aggregate Revolving Credit Commitment Amount, in whole at any time, or in part from time to time, to an amount not less than the sum of (A) the aggregate principal balance (determined on the basis of the Dollar Equivalent for each Alternate Currency Loan) of the Revolving Credit Loans then outstanding (after giving effect to any contemporaneous prepayment thereof) and (B) the Swing Line Exposure, provided, however, that each partial reduction of the Aggregate Revolving Credit Commitment Amount shall be an amount equal to $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

                           (ii) The Borrower shall have the right, upon at least
one Business Day's prior written notice to the Administrative Agent and the Swing Line Lender to reduce permanently the Swing Line Commitment Amount in whole at any time, or in part from time to time, to an amount not less than the aggregate principal balance of the Swing Line Loans then outstanding (after giving effect to any contemporaneous prepayment thereof), provided, however, that each partial reduction of the Swing Line Commitment

Amount shall be in an amount equal to of $1,000,000 or such amount plus a whole multiple of $250,000 in excess thereof.

                  (b) Mandatory Reduction in Respect of an Equity Offering or Issuance of Refinancing Debt. The Aggregate Revolving Credit Commitment Amount shall be permanently reduced in the event of any Equity Offering or the issuance of any Refinancing Debt by an amount equal to (i) in the case of an Equity Offering consummated within one year after the consummation of the Medex Stock Purchase, 100% of the Net Issuance Proceeds thereof, (ii) in the case of any other Equity Offering, 50% of the Net Issuance Proceeds thereof and (iii) in the case of the issuance of any Refinancing Debt, 100% of the Net Issuance Proceeds thereof; provided, however, that the Aggregate Revolving Credit Commitment Amount shall not be reduced to less than $150,000,000 pursuant to this subsection.

                  (c) Mandatory Termination on Change of Control. Upon the occurrence of a Change of Control, the Revolving Credit Commitments and the Swing Line Commitment shall terminate as of the effective date of such Change of Control unless the Borrower requests by written notice to the Administrative Agent that the Lenders unanimously approve a waiver of this Section 2.6(c) and agree that all or a portion of the Revolving Credit Commitments and the Swing Line Commitment shall remain in effect. In the event that the Change of Control has not been approved by the board of directors of the Borrower, the Lenders' decision whether or not to grant a waiver under this Section 2.6(c) shall be in their absolute and sole discretion. In the event that the Change of Control as been approved by the board of directors of the Borrower, the Lenders' decision whether or not to grant a waiver under this Section 2.6(c) shall be in their reasonable judgment. Any waiver of this Section 2.6(c) shall not be effective unless approved by all the Lenders in writing.

                  (d) Mandatory Reductions Relating to Dispositions. With respect to each Disposition described in Section 8.4(c), the Aggregate Revolving Credit Commitment Amount shall be permanently reduced on the applicable Disposition Reduction/Prepayment Date by an amount equal to the Disposition Reduction/Prepayment Amount in respect of such Disposition.

                  (e) In General. Reductions of the Aggregate Revolving Credit Commitment Amount shall be applied pro rata according to the Revolving Credit Commitment Amount of each Lender, provided, however, that in the event that at any time during the Syndication Period, the Aggregate Revolving Credit Commitments are to be reduced pursuant to subsection (b) above and if at such time the Revolving Credit Commitment Amount of BNY exceeds the Revolving Credit Commitment Amount of any other Lender, the first $100,000,000 of such reduction (or such lesser amount as BNY shall direct) shall be applied first to reduce BNY's Revolving Credit Commitment Amount and the balance thereof shall be applied pro rata according to the Revolving Credit Commitment Amount of each Lender (including BNY). In the event that the Aggregate Revolving Credit Commitment Amount is reduced to any amount less than the Swing Line Commitment Amount, the Swing Line Commitment Amount shall be permanently reduced to an amount equal to such Aggregate Revolving Credit Commitment Amount as so reduced. Simultaneously with each reduction of the Aggregate Revolving Credit Commitment Amount under this Section, the Borrower shall pay the Commitment accrued on the amount by which the Aggregate Revolving Credit Commitment Amount has been reduced and prepay the Revolving Credit Loans and the Swing Line Loans as required by Section 2.7(b).

         2.7.     Prepayments

                  (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Revolving Credit Loans without premium or penalty (but subject to Section 3.5), in full at any time or in part from time to time by notifying the Administrative Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of ABR Advances, and at least three Business Days prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of Eurodollar Advances or Alternate Currency Euro Advances, specifying whether the Revolving Credit Loans to be prepaid consist of ABR Advances, Eurodollar Advances, Alternate Currency Euro Advances or a combination thereof, the amount to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepayment of ABR Advances pursuant to this subsection shall be in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof, or, if less, the outstanding principal balance of the ABR Advances. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall equal (subject to Section 3.3) $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof. After giving effect to any partial prepayment with respect to Alternate Currency Euro Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Alternate Currency Euro Advances shall equal the Alternate Currency Equivalent of approximately $5,000,000 or such amount plus a whole multiple of approximately $1,000,000 in excess thereof.

                  (b) Mandatory Prepayments of Revolving Credit Loans and Swing Line Loans Relating to Reductions of the Aggregate Revolving Credit Commitment Amount and the Swing Line Commitment Amount. Simultaneously with each reduction of the Aggregate Revolving Credit Commitment Amount or the Swing Line Commitment Amount under Section 2.6, the Borrower shall prepay the Revolving Credit Loans or the Swing Line Loans, as the case may be, by the amount, if any, by which (i) in the case of a reduction of the Aggregate Revolving Credit Commitment Amount, the Aggregate Credit Exposure exceeds the Aggregate Revolving Credit Commitment Amount after giving effect to such reduction and (ii) in the case of a reduction of the Swing Line Commitment Amount, the outstanding principal balance of the Swing Line Loans exceeds the Swing Line Commitment Amount after giving effect to such reduction.

                  (c) Mandatory Prepayments of Revolving Credit Loans and Swing Line Loans Relating to a Termination of the Revolving Credit Commitments and Swing Line Commitment. Upon the termination of the Revolving Credit Commitments and Swing Line Commitment pursuant to Sections 2.6(a) or (c), the Borrower shall
(i) prepay in full the outstanding principal balance of the Revolving Credit Loans and the Swing Line Loans, together with accrued and unpaid interest thereon and (ii) pay in full all fees and other amounts payable under the Loan Documents.

                  (d) Mandatory Prepayments in Respect of an Equity Offering or Issuance of Refinancing Debt. In the event of an Equity Offering or the issuance of Refinancing Debt, the Borrower shall prepay the Revolving Credit Loans by an amount equal to (i) in the case of an Equity Offering consummated within one year after the consummation of the Medex Stock Purchase, 100% of the Net Issuance Proceeds thereof, (ii) in the case of any other Equity Offering, 50% of the Net Issuance Proceeds thereof and (iii) in the case of the issuance of any Refinancing Debt, 100% of the Net Issuance Proceeds thereof. Each payment required to be made under this subsection shall be made on the date of the receipt of the relevant Net Issuance Proceeds.

                  (e) Prepayments Relating to Dollar Equivalent Calculation. If on any date that the Dollar Equivalent is required to be calculated pursuant to
Section 11.9 the Aggregate Credit Exposure shall exceed the Aggregate Revolving Credit Commitment Amount, the Borrower shall prepay the Loans in an aggregate principal amount such that immediately after giving effect thereto, the Aggregate Credit Exposure shall not exceed the Aggregate Revolving Credit Commitment Amount. In addition, if on any date that the Dollar Equivalent is required to be calculated pursuant to Section 11.9 the outstanding principal balance of Alternate Currency Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) shall exceed $30,000,000, the Borrower shall prepay the Alternate Currency Loans in an aggregate principal amount such that immediately after giving effect thereto, the outstanding principal balance of the Alternate Currency Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) shall not exceed $30,000,000.

                  (f) Mandatory Prepayments Relating to Dispositions. In respect of any Disposition described in Section 8.4(c), on the applicable Disposition Reduction/Prepayment Date, the Borrower shall prepay the Revolving Credit Loans by an amount equal to 100% of the Disposition Reduction/Prepayment Amount if any.

                  (g) In General. Simultaneously with each prepayment of a Loan, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment. Unless otherwise specified by the Borrower, each prepayment of (i) Revolving Credit Loans shall first be applied to ABR Advances and (ii) Swing Line Loans shall first be applied to Swing Line ABR Advances. If any prepayment is made in respect of any Eurodollar Advance, Alternate Currency Euro Advance or any Swing Line Negotiated Rate Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 3.5.

         2.8.     Use of Proceeds

                  The Borrower agrees that the proceeds of the Loans shall be used solely, directly or indirectly, to (i) repay the Existing Furon Bank Debt,
(ii) make an equity contribution to Acquisition Corp. to enable Acquisition Corp. to consummate the Tender Offer and the Merger and repay the Existing Medex Bank Debt, the Indebtedness of Medex under the Existing Medex Bond Documents and the Indebtedness of Medfusion, Inc. under the Existing Medfusion Bond Documents,
(iii) make Restricted Payments permitted under Section 8.6(iii), (iv) pay all of the Fees due hereunder, (v) pay the reasonable out-of-pocket fees and expenses incurred by the Borrower in connection with the Transaction Documents and (vi) for the Borrower's general corporate purposes not inconsistent with the provisions hereof. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, including, without limitation, the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

         2.9.     Payments

                  (a) Each borrowing of Revolving Credit Loans by the Borrower from the Lenders, any conversion of Revolving Credit Loans from one Type to another and any reduction in the Revolving Credit Commitment Amount shall be made pro rata according to the Commitment Percentage of such Lender. Each payment, including each prepayment, of principal and interest on (i) the Revolving Credit Loans, of the Commitment Fee, and of all of the other fees to be paid to the Administrative Agent and the Lenders in connection with this Agreement (the Commitment Fee, together with all of such other fees, being sometimes hereinafter collectively referred to as the "Fees") shall be made by the Borrower prior to 4:00 p.m. on the date such payment is due to the Administrative Agent for the account of the Lenders at the Administrative Agent's Applicable Payment Office, in each case in the Applicable Currency, in immediately available funds and without set-off or counterclaim. As between the Borrower and the Lenders, any payment by the Borrower to the Administrative Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 4:00 p.m. (local time in the city in which the Administrative Agent's Applicable Lending Office is located) on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Revolving Credit Loans. Promptly upon receipt thereof, the Administrative Agent shall remit, in like funds as received, (i) to the Lenders according to the Commitment Percentage of each Lender, in the case of the Commitment Fee, (ii) to the Lenders pro rata according to the aggregate outstanding principal balance of the Revolving Credit Loans, in the case of principal and interest due on the Revolving Credit Loans and (iii) to the Swing Line Lender in the case of principal and interest due on the Swing Line Loan.

                  (b) If any payment hereunder shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day.

                  (c) The principal of and interest on each Alternate Currency Loan shall be paid only in the Applicable Currency for such Alternate Currency Loan.

         2.10.    Records

                  (a) Lender's Records. Each Lender will note on its internal records with respect to each Revolving Credit Loan made by it and the Swing Line Lender will note on its internal records with respect to each Swing Line Loan made by it: (i) the date and amount of such Revolving Credit Loan or Swing Line Loan, as the case may be, (ii) in the case of a Revolving Credit Loan, the character of such Revolving Credit Loan as an ABR Advance, a Eurodollar Advance or an Alternate Currency Euro Advance or a combination thereof, (iii) in the case of a Swing Line Loan, the character of such Swing Line Loan as a Swing Line ABR Advance or a Swing Line Negotiated Rate Advance, (iv) the Interest Period and the interest rate (without regard to the Applicable Margin) or the Negotiated Rate applicable to Eurodollar Advances, Alternate Currency Euro Advances or Negotiated

Rate Advances, as the case may be, and (v) each payment and prepayment of the principal of each Revolving Credit Loan or Swing Line Loan, as the case may be.

                  (b) Administrative Agent's Records. The Administrative Agent shall keep records regarding the Revolving Credit Loans, Swing Line Loans and the Loan Documents in accordance with its customary procedures for agented credits.

                  (c) Prima Facie Evidence. The entries made in the records maintained pursuant to subsections (a) and (b) above shall, to the extent not prohibited by applicable law, be prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein absent manifest error; provided that the failure of the Administrative Agent, any Lender or the Swing Line Lender, as the case may be, to make any notation on its records shall not affect the Borrower's obligations in respect of the Revolving Credit Loans, Swing Line Loans or any other Loan Documents. In the event of any inconsistency between the Administrative Agent's records and the Lender's records, the Administrative Agent's records shall govern.

                  (d) Notes. Upon the request of any Lender (in connection with a proposed assignment to a Federal Reserve Bank as contemplated by Section 11.7(f)) to the Administrative Agent and the Borrower, the Borrower agrees, at its expense, to execute and deliver to the Administrative Agent for the account of such Lender one or more promissory notes evidencing the Loan or Loans of such Lender to such Borrower, substantially in the form of Exhibit H.

3.       INTEREST, FEES, YIELD PROTECTIONS, ETC.

         3.1.     Interest Rate and Payment Dates

                  (a) Prior to Maturity. Except as otherwise provided in Section 3.1(b) and 3.1(c), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

                  ADVANCES                             RATE

         Each ABR Advance               Alternate Base Rate.

         Each Eurodollar Advance        Eurodollar Rate for the applicable
                                        Interest Period plus the Applicable
                                        Margin.

         Each Alternate Currency
         Euro Advance                   Alternate Currency, Euro Rate for the
                                        applicable Interest Period plus the
                                        Applicable Margin.

         Each Swing Line ABR Advance    Alternate Base Rate.

         Each Swing Line Negotiated
         Rate Advance                   Negotiated Rate applicable to such Swing
                                        Line Negotiated Rate Advance for the
                                        applicable Interest Period.

                  (b) Late Charges. If all or any portion of the principal balance of or interest payable on any of the Loans or any other amount payable under the Loan Documents shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% plus the rate which would otherwise be applicable pursuant to Section 3.1(a), from the date such amount was due to, but not including, the date such amount is paid in full. For purposes of the preceding sentence, the rate applicable pursuant to Section 3.1(a) to any overdue, principal, interest or other amount payable under the Loan Documents shall be (i) in the case of an overdue principal balance of any Eurodollar Advance, the applicable Eurodollar Rate plus the Applicable Margin until the last day of the applicable Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Base Rate, (ii) in the case of an overdue principal balance of any Alternate Currency Euro Advance, the applicable Alternate Currency Euro Rate plus the Applicable Margin until the last day of the applicable Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Currency Euro Rate for additional Interest Periods of one month each (which the Borrower shall be deemed to have elected) plus the Applicable Margin, (iii) in the case of an overdue principal balance of any Swing Line Negotiated Rate Advance, the applicable Negotiated Rate until the last day of the applicable Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Base Rate and (iv) in all other cases, the Alternate Base Rate. All such interest shall be payable on demand.

                  (c) Highest Lawful Rate. At no time shall the interest rate payable on the Loans of any Lender, together with the Fees and all other amounts payable under the Loan Documents to such Lender, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If with respect to any Lender for any period during the term of this Agreement, any amount paid to such Lender under the Loan Documents, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Revolving Credit Loans of such Lender, and
(ii) if in any subsequent period during the term of this Agreement, all amounts payable under the Loan Documents to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

                  (d) In General. Interest on (i) ABR Advances and Swing Line ABR Advances to the extent based on the BNY Rate and on Alternate Currency Loans in Sterling Pounds shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances and Swing Line ABR Advances to the extent based on the Federal Funds Rate, on Eurodollar Advances, on Alternate Currency Loans (other than Alternate Currency Loans in Sterling Pounds) and on Swing Line Negotiated Rate Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate, a Eurodollar Rate, or an Alternate Currency Euro Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on ABR Advances or Swing Line ABR Advances is based on the BNY Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

                  (e) If the Reference Lender shall for any reason no longer be a Lender, it shall thereupon cease to be the Reference Lender. The Administrative Agent and the Borrower shall, by notice to the Lenders, designate another Lender as the Reference Lender so that there shall at all times be at least one Reference Lender. The Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent on a timely basis as contemplated hereby.

         3.2.     Fees

                  (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Commitment Fee"), during the Revolving Credit Commitment Period, at a rate per annum equal to the Applicable Fee Percentage on the average daily excess of the Aggregate Revolving Credit Commitment Amount over the sum of the aggregate outstanding principal balance of the Revolving Credit Loans (excluding the outstanding principal balance of the Swing Line Loans, if any). The Commitment Fee shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower commencing on the first such day following the Effective Date, and ending on the date that the Revolving Credit Commitments shall expire or otherwise terminate. The Commitment Fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

                  (b) Administrative Agent's Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

         3.3.     Conversions

                  (a) The Borrower shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of ABR Advances (other than ABR Advances constituting Swing Line Loans), Eurodollar Advances or Alternate Currency Euro Advances into (i) in the case of an ABR Advance, one or more Eurodollar Advances, (ii) in the case of a Eurodollar Advance, one or more ABR Advances or one or more new Eurodollar Advances and (iii) in the case of an Alternate Currency Euro Advance, one or more new Alternate Currency Euro Advances of the same Alternate Currency, provided that (A) except as otherwise provided in Section 3.6(b), Eurodollar Advances may be converted into ABR Advances or new Eurodollar Advances only on the last day of the Interest Period applicable to the Eurodollar Advances being converted, (B) except as otherwise provided in Section 3.6(b), Alternate Currency Euro Advances may be converted into new Alternate Currency Euro Advances only on the last day of the Interest Period applicable to the Alternate Currency Euro Advances being converted, (C) the outstanding principal amount of the new Eurodollar Advances having the same Interest Period shall be in an amount equal to $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, (D) the outstanding principal amount of the new Alternate Currency Euro Advances having the same Interest Period shall be in an amount equal to $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $5,000,000 or such amount plus a whole multiple of approximately $1,000,000 in excess thereof), (E) the outstanding principal amount of the new ABR Advances shall be in an amount equal to $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof,
(F) ABR Advances or Eurodollar Advances may not be converted into Eurodollar Advances if any Default or Event of Default is in existence on the date of the conversion and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate, and (G) no conversion pursuant to this Section shall result in a greater number of Eurodollar Advances or Alternate Currency Euro Advances than is permitted under Section 3.4(b).

                  (b) Each such conversion shall be effected by the Borrower by giving the Administrative Agent written notice at its office set forth in
Section 11.2, no later than (i) 2:00 p.m. four Business Days prior to the requested Conversion Date in the case of a conversion to Alternate Currency Euro Advances, (ii) 2:00 p.m. three Business Days prior to the requested Conversion Date in the case of a conversion to Eurodollar Advances, specifying the ABR Advances, the Eurodollar Advances or the Alternate Currency Euro Advances to be so converted, the date of such conversion (which shall be a Business Day) and, if to be converted into Eurodollar Advances or Alternate Currency Euro Advances, the Interest Period to be applicable thereto. Each such notice shall be irrevocable and shall be given by the delivery by telecopy of a Notice of Conversion (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Notice of Conversion manually signed by the Borrower). The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

                  (c) If with respect to the expiration of an existing Interest Period for a Eurodollar Advance or an Alternate Currency Euro Advance the Borrower has failed to deliver a Notice of Conversion with respect thereto, such Borrower shall be deemed to have elected (i) if a Eurodollar Advance, to convert such Eurodollar Advance to an ABR Advance and (ii) if an Alternate Currency Euro Advance, to convert such Alternate Currency Euro Advance to a new Alternate Currency Euro Advance with a one month Interest Period, in either case effective as of the expiration date of such existing Interest Period.

                  (d) Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance Eurodollar Advance, or Alternate Currency Euro Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

         3.4.     Concerning Interest Periods

                  Notwithstanding any other provision of any Loan Document:

                           (a) No Interest Period selected in respect of the
conversion of any Eurodollar Advance or any Swing Line Loan shall end after the Maturity Date.


                           (b) The Borrower shall not be permitted to have more
than an aggregate of ten Eurodollar Advances and Alternate Currency Euro Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance or an Alternate Currency Euro Advance, as the case may be, pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

                           (c) Notwithstanding anything herein to the contrary,
during the Syndication Period, (i) the Borrower may only select Interest Periods of either seven days or one month and (ii) such Interest Periods shall end, if not sooner, on the last day of each calendar month and on the last day of the Syndication Period.

         3.5.     Indemnification for Loss

                  Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow or convert on a Borrowing Date or Conversion Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance or an Alternate Currency Euro Advance, or if the Borrower shall fail to borrow a Swing Line Negotiated Rate Advance after the Swing Line Lender shall have agreed to a Negotiated Rate with respect thereto in accordance with Section 2.2, or if a Eurodollar Advance, an Alternate Currency Euro Advance or a Swing Line Negotiated Rate Advance shall be terminated by the Borrower for any reason prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Advance, an Alternate Currency Euro Advance or a Swing Line Negotiated Rate Advance is outstanding, any repayment or prepayment of such Eurodollar Advance, Alternate Currency Euro Advance or Swing Line Swing Line Negotiated Rate Advance is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender or the Swing Line Lender, as the case may be, against, and to pay on demand directly to such Lender or the Swing Line Lender, as the case may be, the amount (calculated by such Lender or the Swing Line Lender, as the case may be, using any reasonable method which is customarily used by such Lender or the Swing Line Lender for such purpose) equal to any loss or reasonable out-of-pocket expense suffered by such Lender or the Swing Line Lender as a result of such failure to borrow or convert (other than as a result of a default by such Lender), or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender or the Swing Line Lender, as the case may be, in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, Alternate Currency Euro Advance or Swing Line Negotiated Rate Advance, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, Alternate Currency Euro Advance or Swing Line Negotiated Rate Advance, and any internal processing charge customarily charged by such Lender or the Swing Line Lender, as the case may be, in connection therewith.

         3.6.     Increased Costs, Illegality, etc.

                  (a) In the event that the Administrative Agent, with respect to clauses (i) and (iv) below or any Lender with respect to clauses (ii) and
(iii) below or shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                           (i) that, by reason of circumstances affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate or the Alternate Currency Euro Rate, as the case may be, with respect to any portion of the Revolving Credit Loans that the Borrower has requested be made as Eurodollar Advances or Alternate Currency Euro Advances, or Eurodollar Advances or Alternate Currency Euro Advances that will result from the requested conversion of any portion of the Advances into or of Eurodollar Advances or Alternate Currency Euro Advances; or

                           (ii) at any time that such Lender has incurred increased costs or reductions in the amounts received or receivable hereunder with respect to any Fixed Rate Advance, in each case by an amount such Lender deems to be material, because of any Regulatory Change such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Fixed Rate Advance or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the Tax on the Income of such Lender), or (B) a change in official reserve (including any marginal, emergency, supplemental, special or other reserve) or similar requirements (except to the extent included in the computation of the respective Eurodollar Rate, the Alternate Currency Euro Rate or Swing Line Negotiated Rate, as the case may be), or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office); or

                           (iii) at any time that the making or continuance of any Fixed Rate Advance has been made (A) unlawful by any law, rule, regulation or order or (B) impossible by compliance by any Lender in good faith with any governmental directive or request (whether or not having the force of law); or

                           (iv) at any time that any Alternate Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any borrowing of Alternate Currency Loans in such Alternate Currency;

then, and in any such event, the Administrative Agent, in the case of clause (i) or (iv) above or such Lender, in the case of clause (ii) or (iii) above, shall promptly give notice (by telephone confirmed in writing) to the Borrower, and, except for the Administrative Agent, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, (A) in the event that Eurodollar Advances or Alternate Currency Euro Advances are so affected, Eurodollar Advances or Alternate Currency Euro Advances from such applicable Lender or all of the Lenders, as the case may be, shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Borrowing Request or Notice of Conversion given by the Borrower with respect to Eurodollar Advances or Alternate Currency Euro Advances to be made which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower and (B) in the event that any Alternate Currency Euro Advance is so affected, the interest rate for such Alternate Currency Euro Advance shall be determined on the basis provided in the proviso to the definition of Alternate Currency Euro Rate, (x) in the case of clause (ii) above, the Borrower shall pay to such Lender, within five Business Days of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 3.6(b) and (z) in the case of clause
(iv) above, Alternate Currency Euro Advances in the affected Alternate Currency shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to the notice referred to above by the Administrative Agent no longer exists, and any Borrowing Request given by the Borrower with respect to such Alternate Currency Euro Advances which have not yet been incurred shall be deemed rescinded by the Borrower. Each of the Administrative Agent and the Lenders agree that if it gives notice to the Borrower of any of the events described in clause (ii) and
(iii) above, it shall promptly notify the Borrower and the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above with respect to Eurodollar Advances or Alternate Currency Euro Advances ceases to exist as to a Lender, the obligations of such Lender, as the case may be, to make Eurodollar Advances or Alternate Currency Euro Advances and to convert Eurodollar Advances to new Eurodollar Advances or convert Alternate Currency Euro Advances to new Alternate Currency Euro Advances on the terms and conditions contained herein shall be reinstated.

                  (b) At any time that any Fixed Rate Advance is affected by the circumstances described in Section 3.6(a)(ii) or (iii), the Borrower may (and in the case of an affected Fixed Rate Advance by the circumstances described in
Section 3.6(a)(iii) shall) either (x) if the affected Fixed Rate Advance is then being made initially or pursuant to a conversion, cancel the respective borrowing or conversion by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 3.6(a)(ii) or
(iii) or (y) if the affected Fixed Rate Advance is then outstanding, upon at least three Business Days' written notice to the Administrative Agent and the affected Lender, (A) in the case of a Eurodollar Advance, require the affected Lender to convert such Eurodollar Advance into an ABR Advance as of the end of the Interest Period then applicable to such Eurodollar Advance or, if earlier, as soon as practicable within the time required by law and (B) in the case of an Alternate Currency Euro Advance or Swing Line Negotiated Rate Advance, take such action as the affected Lender may reasonably request with a view to minimizing the obligations of the Borrower under Section 3.5.

                  (c) If any Lender determines that a Regulatory Change will have the effect of reducing the rate of return on the capital required to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Revolving Credit Commitment hereunder or its obligations under the Loan Documents to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into account such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then the Borrower agrees to pay such to such Lender, within five Business Days of its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such reduction. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this
Section 3.6(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.6(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

         3.7.     Taxes

                  (a) Payments to Be Free and Clear. Subject to subsections (d) and (e) below, all payments by the Borrower under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Indemnified Tax. If the Borrower or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by the Borrower to or on behalf of any Indemnified Tax Person under any Loan Document (each a "Required Payment"):

                           (i) the Borrower shall notify the Administrative
Agent and such Indemnified Tax Person of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

                           (ii) the Borrower shall pay such Indemnified Tax be-
fore the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if the liability is imposed on such Indemnified Tax Person) on behalf of and in the name of such Indemnified Tax Person;

                           (iii) the Borrower shall pay to such Indemnified Tax
Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been required; and

                           (iv) the Borrower shall, within 30 days after paying
such Indemnified Tax, deliver to the Administrative Agent and the applicable Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

                  (b) Other Indemnified Taxes. If an Indemnified Tax Person or any affiliate thereof is required by any law, rule, regulation, order, directive, treaty or guideline to pay any Indemnified Tax (excluding an Indemnified Tax which is subject to Section 3.7(a) or an Other Tax described in subsection (f) below) with respect to any sum paid or payable by the Borrower to such Indemnified Tax Person under the Loan Documents:

                           (i) such Indemnified Tax Person shall notify the
Borrower of any such payment of Indemnified Tax; and

                           (ii) the Borrower shall pay to such Indemnified Tax
Person the amount of such Indemnified Tax within five Business Days of such notice.

                  (c) Exception for Existing Taxes. No amount shall be required to be paid to any Indemnified Tax Person under Section 3.7(a)(iii) or (b) with respect to an Indemnified Tax to the extent that such Indemnified Tax would have been required to have been paid under any law, rule, regulation, order, directive, treaty or guideline in effect on the Effective Date.

                  (d) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the first Borrowing Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or master assignment and acceptance agreement pursuant to which it becomes a Lender in accordance with Section 11.7 (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower, the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under the Loan Documents. The Borrower shall not be required to pay any additional amount to any such Lender under Section 3.7(a)(iii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the first Borrowing Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or master assignment and acceptance agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve the Borrower of its obligation to pay any additional amounts pursuant to Section 3.7(a)(iii) in the event that, as a result of any change in applicable law (including, without limitation, any change in the interpretation thereof), such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

                  (e) Other Tax Certificates. Each Indemnified Tax Person agrees to use reasonable efforts to deliver to the Borrower, the Borrower, promptly upon any request therefor from time to time by the Borrower, such forms, documents and information as may be required by applicable law, regulation or treaty from time to time and to file all appropriate forms to obtain a certificate or other appropriate documents from the appropriate Governmental Authorities to establish that payments made in respect of any Revolving Credit Loan can be made without (or at a reduced rate of) withholding of Taxes, provided, however, that if such Indemnified Tax Person is or becomes unable by virtue of any applicable law, regulation or treaty, to establish such exemption or reduction, the Borrower shall nonetheless remain obligated under Subsection 3.7(a) to pay the amounts described therein, and provided further, that no Indemnified Tax Person shall be required to take any action hereunder which, in the sole discretion of such Indemnified Tax Person, would cause such Indemnified Tax Person or any affiliate thereof to suffer a material economic, legal or regulatory disadvantage.

                  (f) Other Taxes. The Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "Other Taxes").

         3.8.     Option to Fund

                  Each Lender (including the Swing Line Lender) has indicated that, if the Borrower requests a Eurodollar Advance, Alternate Currency Euro Advance or a Swing Line Negotiated Rate Advance, as the case may be, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance, Alternate Currency Euro Advance or such Swing Line Negotiated Rate Advance, as the case may be, during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance, Alternate Currency Euro Advance or Swing Line Negotiated Rate Advance, as the case may be, and any amounts owing under Sections 3.5 and 3.7. Each Lender (including the Swing Line Lender) shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance, Alternate Currency Euro Advance or Swing Line Negotiated Rate Advance, as the case may be, in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance, Alternate Currency Euro Advance and the Swing Line Lender had actually funded and maintained each Swing Line Negotiated Rate Advance, as the case may be, during the applicable Interest Period through the purchase of deposits in an amount equal to its Commitment Percentage of such Eurodollar Advance, or Alternate Currency Euro Advance or its Swing Line Negotiated Rate Advance, as the case may be, having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance or Alternate Currency Euro Advance and the Swing Line Lender may fund a Swing Line Loan, from or for the account of any branch or office of such Lender or the Swing Line Lender, as the case may be, as such Lender or the Swing Line Lender, as the case may be, may choose from time to time.

         3.9.     Substitution of a Lender

                  Notwithstanding anything to the contrary contained herein, if any Lender shall request compensation pursuant to Sections 3.6 or 3.7 in an aggregate amount in excess of $25,000, then, in each such case, the Borrower may require that such Lender transfer all of its right, title and interest under the Loan Documents to one or more of the other Lenders or any other lender identified by the Borrower and acceptable to the Administrative Agent and the Swing Line Lender (a "Proposed Lender"), if such Proposed Lender agrees to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of such Lender's Revolving Credit Loans, together with interest thereon to the date of such transfer and all other amounts payable under the Loan Documents to such Lender on or prior to the date of such transfer (including, without limitation, any fees accrued hereunder and any amounts which would be payable under Section 3.5 as if all of such Lender's Loans were being prepaid in full on such date). Subject to the execution and delivery of an instrument of assignment and assumption, and such other documents as such Lender may reasonably require, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 3.5, 3.6, 11.5 and 11.8 (without duplication of any payments made to such Lender by the Borrower or the Proposed Lender) shall survive for the benefit of any Lender replaced under this Section with respect to the time prior to such replacement. The Borrower shall not have the right to so replace a Lender unless it gives notice of its intention to do so within 90 days after its right to replace such Lender arises under this Section .


4.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and the Swing Line Lender to make the Swing Line Loans and the Lenders to participate therein, the Borrower makes the following representations and warranties to the Administrative Agent, each Lender and the Swing Line Lender:

         4.1.     Subsidiaries; Capitalization

                  As of the Effective Date, the Borrower has only the Subsidiaries set forth on Schedule 4.1. Each of the Subsidiaries set forth on
Schedule 4.1 is a direct or indirect wholly-owned Subsidiary of the Borrower. As of the Effective Date, except as set forth on Schedule 4.1, the shares of, or partnership or other interests in, each Subsidiary of the Borrower are owned beneficially and of record by the Borrower or another Subsidiary of the Borrower, are free and clear of all Liens (other than Permitted Liens) and are duly authorized, validly issued, fully paid and nonassessable.

         4.2.     Existence and Power

                  The Borrower is duly organized and validly existing in good standing under the laws of the State of California. Each of the Borrower's Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, except to the extent that the failure to be duly organized or formed and validly existing in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and each of its Subsidiaries has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each other jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify or be in good standing would not reasonably be expected to have Material Adverse Effect.

         4.3.     Authority and Execution

                  Each of the Borrower and Acquisition Corp. have all requisite corporate power and authority to enter into, execute, deliver and perform the terms of the Transaction Documents to which it is a party and, in the case of Acquisition Corp., to consummate the Medex Stock Purchase, all of which have been duly authorized by all proper and necessary corporate action and do not conflict with any provision of its Organizational Documents. Each of the Borrower and Acquisition Corp. has duly executed and delivered the Transaction Documents to which it is a party.

         4.4.     Binding Agreement

                  The Transaction Documents constitute the valid and legally binding obligations of the Borrower and Acquisition Corp., in each case to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

         4.5.     Litigation

                  Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or maintained by the Borrower or any of its Subsidiaries or which may affect any of their respective Properties or rights, which (i) would reasonably be expected to have a Material Adverse Effect or (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document.

         4.6.     Required Consents

                  (a) No consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest or any Governmental Authority is required to authorize, or is required in connection with the execution and delivery by the Borrower of the Loan Documents and the payment by the Borrower of all amounts due thereunder.

                  (b) Except for consents, authorizations, approvals, filings, notices or exemptions, the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 4.7, no consent, authorization or approval of, filing with, notice to, or exemption by, any Person (other than stockholders or holders of any other equity interest or any Governmental Authority) is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower of the Loan Documents.

                  (c) Except for consents, authorizations, approvals, filings, notices or exemptions which are not required by the Offer Documents or the Merger Documents to be obtained or made as a condition to the consummation of the Medex Stock Purchase and the Merger, respectively, or which are set forth in the Merger Documents as being so required, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest or any Governmental Authority is required (i) to authorize, or is required in connection with the execution, delivery and performance of the Merger Documents by the Borrower or Acquisition Corp. or (ii) as a condition to the consummation of the Medex Stock Purchase by the Borrower and Acquisition Corp.

                  (d) Except for consents, authorizations, approvals, filings, notices or exemptions which are not required by the Offer Documents or the Merger Documents to be obtained or made as a condition to the consummation of the Medex Stock Purchase and the Merger, respectively, as set forth on Schedule
4.7 and except for consents, authorizations, approvals, filings, notices or exemptions, the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect, no consent, authorization or approval of, filing with, notice to, or exemption by, any Person (other than stockholders or holders of any other equity interest, the boards of directors of the Borrower and Acquisition Corp. or any Governmental Authority) is required
(i) to authorize, or is required in connection with the execution, delivery and performance of the Merger Documents by the Borrower or Acquisition Corp. or (ii) as a condition to the consummation of the Medex Stock Purchase by the Borrower and Acquisition Corp.

         4.7.     Absence of Defaults; No Conflicting Agreements

                  (a) Neither the Borrower nor any of its Subsidiaries is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.7, the execution, delivery or performance of the terms of the Transaction Documents and the consummation of Medex Stock Purchase will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement, except to the extent such default, creation, imposition, breach or acceleration would not reasonably be expected to have a Material Adverse Effect.

                  (b) Neither of the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default would reasonably be expected to have a Material Adverse Effect.

         4.8.     Compliance with Applicable Laws

                  The Borrower and each of its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to the Borrower or such Subsidiary, a violation of which would reasonably be expected to have a Material Adverse Effect.

         4.9.     Taxes

                  The Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as provided under Section 7.4), the failure of which to file or pay would reasonably be expected to have a Material Adverse Effect, and no tax Liens (other than Permitted Liens) have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all taxes are, to the best knowledge of the Borrower, adequate for the payment of such taxes, and the Borrower knows of no unpaid assessment which is due and payable against the Borrower or any of its Subsidiaries or any claims being asserted which would reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as provided under
Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

         4.10.    Governmental Regulations

                  Neither the Borrower, any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         4.11. Federal Reserve Regulations; Use of Loan Proceeds

                  (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  (b) Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries after giving effect to the making of each Loan (i) prior to the consummation of purchase of Medex Stock contemplated by the Tender Offer and (ii) after the consummation of the Merger.

         4.12. Plans

                  The only Pension Plans in effect as of the Effective Date (the "Existing Pension Plans") are listed on Schedule 4.12. Each Employee Benefit Plan of the Borrower, its Subsidiaries and the ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects. As of the Effective Date, (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multiemployer Plan, does not exceed an amount which would reasonably be expected to have a Material Adverse Effect, and (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed an amount which would reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries and ERISA Affiliates has complied in all material respects with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan. As of the Effective Date, the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Borrower and its Subsidiaries and ERISA Affiliates with respect to all Pension Plans which are Multiemployer Plans does not exceed an amount which would reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and ERISA Affiliates have, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto. No material liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Borrower, any such Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

         4.13. Financial Statements

                  The Borrower has heretofore delivered to the Administrative Agent and the Lenders copies of its Form 10-K for the fiscal year ending February 3, 1996, containing the audited Consolidated Balance Sheets of the Borrower and its Subsidiaries as of February 3, 1996 and January 28, 1995, and the related Consolidated Statements of Income,

Stockholders' Equity and Cash Flows for the periods then ended, and its Form 10-Q for the fiscal quarter ended August 3, 1996, containing the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries for such fiscal quarter, together with the related Consolidated Statements of Income and Cash Flows for the fiscal quarter then ended (with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown in the Financial Statements and was not. Since February 3, 1996, there has been no Material Adverse Change.

         4.14. Property

                  The Borrower and each of its Subsidiaries has (i) good and marketable title to all of its owned Property, title to which is material to the Borrower or such Subsidiary and (ii) a valid leasehold interest in all leased Property, a leasehold interest in which is material to the Borrower or such Subsidiary, in each case subject to no Liens, except Permitted Liens.

         4.15. Authorizations

                  The Borrower and each of its Subsidiaries possesses or has the right to use all franchises, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in material compliance, with no known conflict with the valid rights of others which would reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, would reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination would reasonably be expected to have a Material Adverse Effect.

         4.16. Environmental Matters

                  (a) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under any Real Property in violation of any Environmental Laws; no Hazardous Substances have been discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws, except in each case to the extent it would not reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Borrower nor any of its Subsidiaries (i) has received notice (written or oral) of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment which in each case or cumulatively would reasonably be expected to have a Material Adverse Effect, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment which would reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable which would reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law which liability would reasonably be expected to have a Material Adverse Effect.

         4.17. Solvency

                  Immediately after giving effect to the transactions contemplated by the Transaction Documents, the Borrower and its Subsidiaries on a Consolidated basis are and will be Solvent.

         4.18. Medex Acquisition Documents

                  The Borrower has delivered to the Administrative Agent a complete and correct copy of the Merger Documents and the Offer Documents. The Merger Agreement has been duly executed and delivered by the parties thereto and is in full force and effect. The representations and warranties of the Borrower and Acquisition Corp. and, to the best of the Borrower's knowledge, Medex, contained in the Merger Agreement (including all exhibits, schedules, and disclosure letters referred to therein or delivered pursuant thereto) will be true and correct in all material respects on the first Borrowing Date as if made on and as of such Borrowing Date, except that any such representation or warranty stated to relate to a specific earlier date will be true and correct in all material respects as of such earlier date.

         4.19. No Misrepresentation

                  No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower or any of its Subsidiaries in connection with the Loan Documents, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or proforma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.

5. CONDITIONS TO EFFECTIVENESS, FIRST LOANS AND LOANS MADE ON THE MERGER EFFECTIVE DATE

         5.1.     Conditions to Effectiveness

                  The effectiveness of this Agreement is subject to the prior or simultaneous fulfillment of the following conditions precedent, it being understood that in addition to the conditions set forth in this Section, (i) as a condition to the making of the Loans on the first Borrowing Date, the conditions in Section 5.2 shall be satisfied, (ii) as a condition to the making of the Loans on the Merger Effective Date, the conditions in Section 5.3 shall be satisfied, and (iii) as a condition to the making of all Loans (including the Loans made on the first Borrowing Date and the Merger Effective Date), the conditions in Section 6 shall be satisfied:

                           (a) Evidence of Action. The Administrative Agent
shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of each of the Borrower and Acquisition Corp. (i) attaching a true and complete copy of the resolutions of its Managing Person (in form and substance satisfactory to the Administrative Agent) authorizing the Transaction Documents and the Transactions, in each case to which it is a party, (ii) attaching a true and complete copy of its Organizational Documents, (iii) setting forth the incumbency of its officer or officers who may sign the Transaction Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its incorporation and of each other jurisdiction in which it is qualified to do business, except, in the case of such other jurisdiction, when the failure to be in good standing in such jurisdiction would not have a Material Adverse Effect.

                           (b) This Agreement. The Administrative Agent shall
have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Administrative Agent from a party hereto of a telecopy signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof).

                           (c) Officer's Certificate. The Administrative Agent
shall have received a certificate of an officer of the Borrower, dated the Effective Date, in all respects satisfactory to the Administrative Agent, to the effect that (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in this Agreement are true and correct on the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date.

                           (d) Opinions of Counsel to the Borrower. The
Administrative Agent shall have received (i) an opinion of O'Melveny & Myers, counsel to the Borrower, (ii) an opinion of Donald D. Bradley, Esq., General Counsel of the Borrower and as counsel to Acquisition Corp., and (iii) an opinion of Vorys, Sater, Seymour and Pease, special Ohio counsel to the Borrower and Acquisition Corp., each addressed to the Administrative Agent, the Swing Line Lender and the Lenders, and dated the Effective Date, substantially in the forms of Exhibit E, E-1 and E-2, respectively. It is understood that such opinion is being delivered to the Administrative Agent and the Lenders upon the direction of the Borrower and that the Administrative Agent and the Lenders may and will rely on such opinion.

                           (e) Opinion of Special Counsel. The Administrative
Agent shall have received an opinion of Special Counsel, addressed to the Administrative Agent, the Swing Line Lender and the Lenders and dated the Effective Date substantially in the form of Exhibit F.

                           (f) Merger Documents. The Administrative Agent shall
have received a certificate of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of each of the fully executed Merger Documents, each of which shall be satisfactory to the Administrative Agent, and (ii) certifying that each thereof is in full force and effect.

                           (g) Absence of Material Adverse Change. Since (i)
February 3, 1996, there shall have occurred no Material Adverse Change and (ii) June 30, 1996, there shall have occurred no material adverse change in the financial condition, operations or business of Medex and its Subsidiaries taken as a whole, and the Administrative Agent shall have received a certificate of a Financial Officer (or other officer acceptable to the Administrative Agent) of the Borrower to the foregoing effect; provided, however, that to the extent that such certificate relates to Medex and its Subsidiaries, such certificate may be to the best of the Borrower's knowledge.

                           (h) Fees. All fees payable to the Administrative
Agent and the Lenders on the Effective Date shall have been paid.

                           (i) Fees and Expenses of Special Counsel. The fees
and expenses of Special Counsel in connection with the preparation, negotiation and execution of this Agreement and the Transactions, incurred through the Effective Date shall have been paid.

                           (i) Other Documents. The Administrative Agent shall
have received such other documents, each in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably require on or prior to the Effective Date.

         5.2.     Conditions to First Loans

                  The obligation of each Lender to make any Loan on the first Borrowing Date is subject to the satisfaction on the Effective Date of the conditions set forth in Section 5.1, the satisfaction of the conditions precedent set forth in Section 6 and the satisfaction of the following conditions precedent as of the first Borrowing Date:

                           (a) Resolutions; Organizational Documents. The
Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of each of the Borrower and Acquisition Corp. certifying that neither its Organizational Documents nor the resolutions delivered by it pursuant to Section 5.1(a) have been amended, modified or changed in any manner since the Effective Date, or, if so, setting forth the same, and that such resolutions remain in full force and effect, provided that any such amendment, modification or change shall be reasonably satisfactory to the Administrative Agent.

                           (b) Officer's Certificate. The Administrative Agent
shall have received a certificate of an officer of the Borrower, dated the first Borrowing Date, in all respects satisfactory to the Administrative Agent, to the effect that (i) there exists no

Default or Event of Default and (ii) the representations and warranties contained in the Loan Documents are true and correct on the first Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date.

                           (c) Offer Documents. The Administrative Agent shall
have received a certificate of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of each of the Offer Documents, each of which shall be satisfactory to the Administrative Agent, and (ii) certifying that (A) each thereof is in full force and effect, and (B) all action required to be taken by the Borrower or Acquisition Corp. as a condition to the Medex Stock Purchase has been taken other than the deposit of payment therefor.

                           (d) Existing Furon Bank Debt. Prior to or simultane-
ously with the making of the Loans on the first Borrowing Date, the Borrower shall have fully repaid all Existing Furon Bank Debt, all commitments to lend under the Existing Furon Loan Documents shall have been terminated, and the Administrative Agent shall have received a reasonably satisfactory letter from the agent thereunder with respect to such payment and evidencing the termination of such commitment.

                           (e) Absence of Material Adverse Change. Since (i)
February 3, 1996, there shall have occurred no Material Adverse Change and (ii) November 12, 1996, there shall have occurred no change (or any development involving a prospective change) in the business, financial condition or results of operations of Medex or any of its Subsidiaries that has had or is reasonably expected to have a material adverse effect in the business, financial condition, results of operations, properties, assets or liabilities of Medex and its Subsidiaries (measured by reference to Medex and its Subsidiaries taken as a whole, and the size of the transactions contemplated by the Offer to Purchase and the Merger, taken together, and shall not be determined solely by reference to accounting concepts of materiality unless the matter involves accounting matters) and the Administrative Agent shall have received a certificate of a Financial Officer (or other officer acceptable to the Administrative Agent) of the Borrower to the foregoing effect; provided, however, that to the extent that such certificate relates to Medex and its Subsidiaries, such certificate may be to the best of the Borrower's knowledge.

                           (f) Satisfaction of Conditions in the Merger
Agreement. All of the conditions to the Borrower's and Acquisition Corp.'s obligations to accept for payment or to pay for any Medex Stock tendered pursuant to the Offer to Purchase shall have been satisfied in accordance with the Merger Agreement (including, without limitation, Schedule 1.1(b) thereto) with no amendment to, or waiver of, any of the provisions of the Merger Agreement without the written consent of the Administrative Agent, and the Administrative Agent shall have received a certificate of an officer of the Borrower to the foregoing effect.

                           (g) Fees. All fees payable to the Administrative
Agent and the Lenders on the first Borrowing Date shall have been paid.

                           (h) Fees and Expenses of Special Counsel. The fees
and expenses of Special Counsel in connection with the Transactions to the extent not theretofore paid shall have been paid.

         5.3.     Conditions to Loans on the Merger Effective Date

                  The obligation of each Lender to make any Loan on the Merger Effective Date is subject to the satisfaction on the Effective Date of the conditions precedent to effectiveness set forth in Section 5.1, the satisfaction on the first Borrowing Date of the conditions precedent set forth in Section 5.2, the satisfaction of the conditions precedent set forth in Section 6 and the satisfaction of the following conditions precedent as of the Merger Effective
Date:

                           (a) Resolutions; Organizational Documents. The
Administrative Agent shall have received a certificate, dated the Merger Effective Date, of the Secretary or Assistant Secretary of each of the Borrower and Acquisition Corp. certifying that neither its Organizational Documents nor the resolutions delivered by it pursuant to Section 5.1(a) have been amended, modified or changed in any manner since the Effective Date, or, if so, setting forth the same, and that such resolutions remain in full force and effect, provided that any such amendment, modification or change shall be reasonably satisfactory to the Administrative Agent.

                           (b) Disclosure. In the event that Medex is required
to conduct a proxy solicitation in respect of the Merger, the Administrative Agent shall have received a copy of such proxy solicitation and related disclosure filed by Medex with the SEC in connection therewith, certified by an Authorized Signatory of the Borrower to be a true and complete copy thereof, provided that any provision thereof which mentions BNY or BNY Capital Markets or describes the Loan Documents or the credit facility established hereunder shall be satisfactory to the Administrative Agent.

                           (c) Absence of Material Adverse Change. Since (i)
February 3, 1996, there shall have occurred no Material Adverse Change and (ii) November 12, 1996, there shall have occurred no change (or any development involving a prospective change) in the business, financial condition or results of operations of Medex or any of its Subsidiaries that has had or is reasonably expected to have a material adverse effect in the business, financial condition, results of operations, properties, assets or liabilities of Medex and its Subsidiaries (measured by reference to Medex and its Subsidiaries taken as a whole, and the size of the transactions contemplated by the Offer to Purchase and the Merger, taken together, and shall not be determined solely by reference to accounting concepts of materiality unless the matter involves accounting matters) and the Administrative Agent shall have received a certificate of a Financial Officer (or other officer acceptable to the Administrative Agent) of the Borrower to the foregoing effect; provided, however, that to the extent that such certificate relates to Medex and its Subsidiaries, such certificate may be to the best of the Borrower's knowledge.

                           (d) Satisfaction of Conditions in the Merger
Agreement. All of the conditions to the Borrower's and Acquisition Corp.'s obligations to effect the Merger shall have been satisfied in accordance with the Merger Agreement with no amendment to, or waiver of, any of the provisions of the Merger Agreement without the written consent of the Administrative Agent, and the Administrative Agent shall have received a certificate of an officer of the Borrower to the foregoing effect.

                           (e) Certificate of Merger. Acquisition Corp. or Medex
shall have filed a Certificate of Ownership and Merger, duly executed by Acquisition Corp. with respect to the Merger with the Secretary of State of the State of Ohio (the "Certificate of Merger"), which shall comply as to form and substance with the laws of the State of Ohio, and the Merger shall have become fully effective under applicable law.

                           (f) Supplemental Opinions of Counsel. The
Administrative Agent shall have received (i) a supplemental opinion of Donald D. Bradley, General Counsel of the Borrower and counsel to Acquisition Corp., and
(ii) a supplemental opinion of Vorys, Sater, Seymour and Pease, special Ohio counsel to the Borrower and Acquisition Corp., each addressed to the Administrative Agent, the Swing Line Lender and the Lenders, and dated the Merger Effective Date, substantially in the forms of Exhibit E-3 and E-4, respectively.

                           (g) Fees and Expenses of Special Counsel. The fees
and expenses of Special Counsel in connection with the Transactions to the extent not theretofore paid shall have been paid.


6.       ADDITIONAL CONDITIONS OF LENDING

                  The obligation of each Lender to make any Loan on any Borrowing Date is subject to the satisfaction of the following conditions precedent as of the date of such Loan:

         6.1.     Compliance

                  On each Borrowing Date and after giving effect to the Loans to be made thereon (i) there shall exist no Default or Event of Default and (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each borrowing by the Borrower shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

         6.2.     Borrowing Request

                  The Administrative Agent shall have received, a Borrowing Request, duly executed by an Authorized Signatory of the Borrower.


7.       AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent, the Borrower shall:

         7.1.     Financial Statements and Information

                  Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:

                           (a) As soon as available, but in any event within 90
days after the end of each fiscal year, a copy of its Consolidated Balance Sheet as at the end of such fiscal year, together with the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheets and Consolidated Statements of Income, Stockholders' Equity and Cash Flows shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion. Notwithstanding any of the foregoing, the Borrower may satisfy its obligation to furnish Consolidated Balance Sheets and Consolidated Statements of Income, Stockholders' Equity and Cash Flows by furnishing copies of the Borrower's annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided the Borrower is required to file such annual report on Form 10-K with the SEC and such filing is actually made.

                           (b) As soon as available, but in any event within 45
days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the Consolidated Balance Sheet of the Borrower as at the end of each such quarterly period, together with the related Consolidated Statements of Income and Cash Flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by a Financial Officer of the Borrower, as being complete and correct in all material respects and as presenting fairly the Consolidated financial condition and the Consolidated results of operations of the Borrower and its Subsidiaries. Notwithstanding any of the foregoing, the Borrower may satisfy its obligation to furnish quarterly Consolidated Balance Sheets and Consolidated Statements of Operations and Cash Flows by furnishing copies of the Borrower's quarterly report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, provided the Borrower is required to file such quarterly report on Form 10-Q with the SEC and such filing is actually made.

                           (c) Within 45 days after the end of each of the first
three fiscal quarters (120 days after the end of the last fiscal quarter), a Compliance Certificate of the Borrower, executed by a Financial Officer.

                           (d) Within 90 days after the end of each fiscal year
of the Borrower, an annual financial forecast, with appropriate schedules, for the then fiscal year, including, without limitation, a balance sheet, income statement and statement of cash flow, as prepared for internal distribution to management of Borrower.

                           (e) Such other information as the Administrative
Agent or any Lender may reasonably request from time to time.

         7.2.     Certificates; Other Information

                  Furnish to the Administrative Agent and each Lender:

                           (a) Prompt written notice if: (i) any Indebtedness of
the Borrower or any of its Subsidiaries in an aggregate amount in excess of $2,500,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) a default shall have occurred under, or the holder or obligee of, any note, certificate, security or other evidence of Indebtedness, with respect to any other Indebtedness of the Borrower or any of its Subsidiaries has the right to declare Indebtedness in an aggregate amount in excess of $2,500,000 due and payable prior to its stated maturity (other than any default or right to accelerate the Indebtedness under the Existing Medex Bond Documents and the Existing Medfusion Bond Documents to the extent that such default or such right to accelerate results solely from the consummation of the Medex Stock Purchase or the Merger), (iii) there shall occur and be continuing a Default or an Event of Default or (iv) a Change of Control should occur;

                           (b) Prompt written notice of: (i) any citation,
summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which would reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, or any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute would reasonably be expected to have a Material Adverse Effect;

                           (c) Promptly upon becoming available, copies of all
(i) material regular, periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof and (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

                           (d) Prompt written notice in the event that the
Borrower, any of its Subsidiaries or any ERISA Affiliate knows that (i) any Termination Event with respect to a Pension Plan has occurred or will occur,
(ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax in a material amount, requirement to provide security to the Pension Plan or other liability in a material amount on the Borrower, any of its Subsidiaries or any ERISA Affiliate, (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan, (iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans would reasonably be expected to have a Material Adverse Effect, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans would reasonably be expected to have a Material Adverse Effect, (vi) the Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan,
(vii) the imposition of any tax under Section 4980B(a) of the Code in a material amount or (viii) the assessment of a civil penalty under Section
502(c) of ERISA in a material amount, together with a certificate of a Financial Officer of the Borrower setting forth the details of such event and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                           (e) Prompt written notice in the event that Bor-
rower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability (other than liability for premium payments) and the date by which such liability must be paid, together with a copy of such letter and a certificate of a Financial Officer of the Borrower setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                           (f) Promptly upon the same becoming available, and in
any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of a Financial Officer of the Borrower setting forth the reasons for the adoption of such amendment.

                           (g) As soon as possible and in any event by the tenth
day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower, any of its Subsidiaries or any ERISA Affiliate under
Section 412(n) of the Code, together with a certificate of a Financial Officer setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                           (h) If the termination of any Pension Plan would
result in the imposition of any tax under Section 4980 of the Code, then as soon as possible, but in no event less than 60 days before the due date of the tax, a certificate of a Financial Officer of the Borrower setting forth the estimated amount of such tax, any reversion, and the proposed use of such reversion. This subsection shall apply to a transaction notwithstanding a reduction or complete elimination of a tax because of the operation of either Sections 4980(d) or 420(a)(3)(A) of the Code.

                           (i) Prompt written notice of any order, notice, claim
or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law which would reasonably be expected to have a Material Adverse Effect.

                           (j) Subject to any confidentiality requirements, as
soon as reasonably practicable but in any event at least five Business Days in advance of any Equity Offering or the issuance of Refinancing Debt, written notice of such Equity Offering or issuance of Refinancing Debt, as the case may be, together with copies of all registration statements, if any, filed in connection therewith.

                           (k) Prompt written notice of any contest under
Section 7.4, 7.6 or 7.8.

                           (l) As soon as reasonably practicable but in any
event at least ten days in advance of any merger or consolidation described in
Section 8.3(a), written notice of such merger or consolidation.

                           (m) Prompt written notice if the Borrower or any of
its Subsidiaries changes its name, structure or status.

                           (n) Such other information as the Administrative
Agent or any Lender shall reasonably request from time to time.

         7.3.     Legal Existence

                  Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each of its Subsidiaries to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do would reasonably be expected to have a Material Adverse Effect provided, however, that any Subsidiary of the Borrower may be dissolved if such dissolution would not reasonably be expected to have a Material Adverse Effect.

         7.4.     Taxes

                  Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, upon or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, would reasonably be expected to have a Material Adverse Effect or become a Lien on Property of the Borrower or such Subsidiary (other than a Lien described in Section 8.2(a)(i)), unless and to the extent only that such Taxes, shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, provided that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.5.     Insurance

                  Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurers insurance with respect to its Property and businesses against such casualties and contingencies of such types and in such amounts as is customary in the case of Persons of established reputations engaged in the same or similar businesses and similarly situated and furnish to the Administrative Agent, upon written request, full information as to the insurance carried; provided, however that the Borrower may maintain a self-insurance program solely for worker's compensation.

         7.6.     Performance of Obligations

                  Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, would reasonably be expected to (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted and provided that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.7.     Condition of Property

                  At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         7.8.     Observance of Legal Requirements

                  Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which would reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.9.     Inspection of Property; Books and Records; Discussions

                  At all reasonable times, upon reasonable prior notice (which notice shall specify the purpose and nature of the inspection), permit representatives of the Administrative Agent and each Lender at their expense to visit the offices of the Borrower and each of its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower and each such Subsidiary and to meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants, provided that (i) the Borrower shall have the right to be present during any such discussions with the Accountants, (ii) unless otherwise agreed to by the Borrower, no more than an aggregate of four inspections, visits or examinations shall be conducted in any fiscal year of the Borrower (other than those conducted after the occurrence and during the continuance of an Event of Default) and (iii) after the occurrence and during the continuance of an Event of Default (whether or not the Commitments have been terminated and whether or not the Loans have been accelerated) all expenses of any visit, inspection or examination pursuant to this Section shall be paid by the Borrower.

         7.10.    Authorizations

                  Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business, except to the extent that the failure to maintain would not reasonably be expected to have a Material Adverse Effect.

         7.11.    Financial Covenants

                  (a) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1:75:1.00 for the period from the Effective Date through January 31, 1998 and 2.00:1.00 thereafter.

                  (b) Leverage Ratio. Maintain at all times during the periods set forth below, a Leverage Ratio of not more than the ratios set forth below:

                           Period                     Ratio
                  Effective Date through
                  January 31, 1998                    4.25:1.00

                  February 1, 1998 through
                  July 31, 1999                       4.00:1.00

                  August 1, 1999 through
                  January 29, 2000                    3.75:1.00

                  January 30, 2000 through
                  July 29, 2000                       3.50:1.00

                  July 30, 2000 through
                  August 4, 2001                      3.25:1.00

                  August 5, 2001 and
                  thereafter                          3.00:1.00.

                  (c) Revenues. Derive at all times not less than 90% of Consolidated revenues from the lines of business in which (i) the Borrower or its Subsidiaries engage on the Effective Date and (ii) Medex and its Subsidiaries engage on the first Borrowing Date and, in each case, any related business.

         7.12.    Merger.

                  Consummate the Merger in accordance with the provisions of
Section 5.3 no later than the earlier of 180 days after the first Borrowing Date or the date on which the Merger Agreement shall be terminated pursuant to the provisions thereof.

8.       NEGATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent, the Borrower shall not, directly or indirectly:

         8.1.     Indebtedness

                  Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents, (ii) Indebtedness of the Borrower or any of its Subsidiaries existing on the Effective Date and Indebtedness of Medex or any of its Subsidiaries existing on the first Borrowing Date, in each case as set forth on Schedule 8.1 (other than the Existing Furon Bank Debt which is to be repaid on the first Borrowing Date), excluding increases or refinancings thereof, (iii) Indebtedness of Medex existing on the first Borrowing Date under the Existing Medex Bond Documents in a principal amount not in excess of $4,000,000, and Indebtedness of Medfusion, Inc. existing on the first Borrowing Date under the Existing Medfusion Bond Documents in a principal amount not in excess of $2,750,000, in each case including any related letter of credit reimbursement obligations, excluding increases or refinancings thereof, (iv) Intercompany Indebtedness, (v) Refinancing Debt in an aggregate amount not in excess of $150,000,000, provided that (A) the terms and conditions thereof are no less favorable taken as a whole to the Borrower that the terms and conditions of this Agreement, (B) the maturity date thereof is not sooner than six months after the Maturity Date, (C) interest thereon is payable in cash, (D) the Net Issuance Proceeds thereof are applied to the repayment of the Loans and the reduction of the Aggregate Revolving Credit Commitment Amount in accordance with Section 2.6 hereof and (E) the Administrative Agent receives a copy of the agreement, indenture or other documents governing such Indebtedness, (vi) Capitalized Lease Obligations not to exceed $5,000,000 in the aggregate, (vii) Contingent Obligations not to exceed $5,000,000 in the aggregate, (viii) reimbursement obligations in respect of letters of credit (other than the letters of credit referred to in clause (iii) above) not to exceed $10,000,000 in the aggregate, (ix) after the receipt by the Administrative Agent of a satisfactory letter from the lender of the Existing Medex Bank Debt confirming that all amounts due in respect of the Existing Medex Bank Debt have been paid and the related line of credit cancelled, other unsecured Indebtedness not to exceed $5,000,000 in the aggregate, (x) purchase money Indebtedness and mortgage Indebtedness (other than any such Indebtedness described in clause (ii) above) incurred in connection with the purchase, after the date hereof, of any Property, in an aggregate principal amount not to exceed $10,000,000, (xi) Indebtedness of the Borrower arising out of Interest Rate Protection Arrangements covering a notional principal amount not in excess of the aggregate outstanding principal balance of the Loans and the Refinancing Debt, and (xii) Indebtedness assumed in connection with a Permitted Acquisition in an aggregate amount not in excess of $2,500,000, provided, however, that such Indebtedness was not incurred in contemplation of such Permitted Acquisition.

         8.2.     Liens

                  (a) Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not materially adversely affect the value of such real Property or the financial condition of the Borrower or such Subsidiary or materially impair its use for the operation of the business of the Borrower or such Subsidiary, (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens in favor of the Administrative Agent and the Lenders under the Loan Documents, (viii) Liens on Medex Stock so long as such Medex Stock constitutes Margin Stock and more than 25% of the assets of the Borrower and its

Subsidiaries constitute Margin Stock, (ix) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2 as renewed or refinanced from time to time, as long as the amounts secured thereby are not increased, (x) Liens on Property securing Indebtedness permitted under
Section 8.1(xii), provided that (A) such Liens are limited to the Property acquired in the Permitted Acquisitions and (B) were not created or assumed in contemplation of such acquisition, (xi) purchase money Liens on Property of the Borrower or any of its Subsidiaries acquired after the date hereof to secure Indebtedness of the Borrower permitted by Section 8.1(x), incurred in connection with the acquisition of such Property, provided that each such Lien is limited to such Property so acquired, (xii) Liens on Property acquired in a Permitted Acquisition to the extent that the Indebtedness secured thereby is permitted pursuant to Section 8.1, (xiii) Liens consisting of leases and subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries, (xiv) Liens consisting of the interest or title of the lessor or sublessor under any lease and any Liens arising from UCC financing statements relating solely to leases in respect of which the Borrower or any of its Subsidiaries is the lessee; (xv) Liens in favor of Governmental Authorities arising by operation of law to secure the payment of custom duties in connection with the importation of goods in the ordinary course of business; and (xvi) Liens consisting of licenses of patents, trademarks and other intellectual property granted by the Borrower or any of its Subsidiaries which does not interfere in any material respect with the conduct of the Borrower's or such Subsidiary's business in the ordinary course.

                  (b) Subject to clause (viii) of subsection (a) above, enter into or permit any of its Subsidiaries to enter into, any agreement which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except (i) purchase money Liens or capital leases otherwise permitted by this Agreement (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (ii) this Agreement.

         8.3.     Merger, Consolidations and Acquisitions

                  Consolidate with, be acquired by, merge into or with any Person, make any Acquisition or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders, or permit any of its Subsidiaries so to do, except:

                  (a) provided that immediately before and after giving effect thereto no Default or Event of Default shall exist, any direct or indirect wholly-owned Subsidiary of the Borrower may merge or consolidate with the Borrower or any other direct or indirect wholly-owned Subsidiary of the Borrower, provided that in the event of a merger of the Borrower and such wholly-owned Subsidiary, the Borrower shall be the survivor thereof;

                  (b) subject to the satisfaction of the conditions set forth in
Section 5.2, the Medex Stock Purchase, and Section 5.3, the Merger;

                  (c) mergers involving Subsidiaries as part of an Acquisition permitted by subsections (e) or (f) below;

                  (d) Investments permitted by Section 8.5;

                           (e) Acquisitions (other than the Medex Acquisition)
in respect of which the Acquisition Cost exceeds $25,000,000, provided that with respect to any such Acquisition, (i) no Default or Event of Default shall exist immediately before or after giving effect to such Acquisition, (ii) the Person acquired is in the same or a related business as that of the Borrower or any of its Subsidiaries, or the business or assets being acquired is or is used in the same or related business to that of the Borrower or any of its Subsidiaries,
(iii) the Borrower will be in compliance with each of the financial covenants contained in Section 7.11 on a pro-forma basis after giving effect to such Acquisition and any Indebtedness incurred or assumed in connection therewith which is permitted by Section 8.1, (iv) immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date and (v) the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower to such effect; and

                           (f) Acquisitions (other than the Medex Acquisition
and Acquisitions described in subsection (e) above), provided that (i) no Default or Event of Default shall exist immediately before or after giving effect to such Acquisition, (ii) the Person acquired is in the same or a related business as that of the Borrower or any of its Subsidiaries, or the business or assets being acquired is or is used in the same or related business to that of the Borrower or any of its Subsidiaries, (iii) the Borrower will be in compliance with each of the financial covenants contained in Section 7.11 on a pro-forma basis after giving effect to such Acquisition and any Indebtedness incurred or assumed in connection therewith which is permitted by Section 8.1, and (iv) immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

         8.4.     Dispositions

                  Make any Disposition, or permit any of its Subsidiaries so to do, except:

                           (a) Dispositions of any Investments permitted under
Section 8.5(a);

                           (b) Dispositions of Property which, in the rea-
sonable opinion of the Borrower or such Subsidiary, is obsolete or no longer useful in the conduct of its business;

                           (c) other Dispositions as to which the following
conditions have been satisfied:

                                    (i) no Default or Event of Default shall
exist immediately before or after giving effect thereto,

                                    (ii) at least 75% of the total consideration
received or to be received therefor by the Borrower or any of its Subsidiaries shall be payable in cash on or before the closing thereof and the total consideration shall not be less than the fair market value thereof as reasonably determined by the Managing Person of the Borrower or such Subsidiary, provided, however, that with respect to any single Disposition in respect of which the total consideration to be paid is less than $2,500,000, all or any portion of such consideration may be paid by a note or notes of the buyer,

                                    (iii) in the event that the Net Cash
Proceeds of such Disposition together with the Net Cash Proceeds of all Dispositions made during the same fiscal year exceed $3,750,000 in the aggregate, the Aggregate Revolving Credit Commitment Amount and Swing Line Commitment Amount shall be permanently reduced and the Borrower shall prepay the Loans at the times and in the amounts specified in Sections 2.6 and 2.7, if applicable, and

                                    (iv) in the event that the Net Cash Proceeds
of such Disposition together with the Net Cash Proceeds of all Dispositions made after the Effective Date exceed $35,000,000 in the aggregate, the Administrative Agent and the Required Lenders shall have consented thereto in writing and the Administrative Agent and the Lenders shall have received a certificate in respect thereto signed by an Authorized Signatory of the Borrower identifying the Property to be sold or otherwise disposed of and stating (x) that immediately before or after giving effect thereto, no Default or Event of Default shall exist, (y) that the consideration received or to be received by the Borrower or such Subsidiary for such Property has been determined by the Managing Person thereof to be not less than the fair market value of such Property and (z) the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds thereof;

                           (d) Disposition of the Borrower's structural bearings
division located in Texas;

                           (e) Dispositions consisting of transfers of assets
(i) by a wholly-owned Subsidiary of the Borrower to another wholly-owned Subsidiary of the Borrower or to the Borrower and (ii) to joint ventures to the extent permitted by Section 8.5(i); and

                           (f) Dispositions of Medex Stock so long as Medex
Stock constitutes Margin Stock and more than 25% of the assets of the Borrower and its Subsidiaries constitute Margin Stock.

         8.5.     Investments, Loans, Etc.

                  At any time, purchase or otherwise acquire, hold or invest in the Capital Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or permit any of its Subsidiaries so to do, (all of which are sometimes referred to herein as "Investments") except:

                           (a) Investments in Cash Equivalents;

                           (b) Investments existing on the date hereof as set
forth on Schedule 8.5;

                           (c) normal business banking accounts and short-term
certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

                           (d) Permitted Acquisitions;

                           (e) advances to employees for moving, entertainment
and travel expenses, drawing accounts and similar expenditures in the ordinary course of business including under the Borrower's relocation program;

                           (f) notes received from buyers in connection with
Dispositions permitted by Section 8.4;

                           (g) Investments by the Borrower or any Subsidiary in
Intercompany Indebtedness;

                           (h) Investments by Acquisition Corp. in Medex Stock;

                           (i) other Investments (including contributions of
Property to joint ventures) not in excess of $7,500,000 in the aggregate;

                           (j) Investments consisting of loans by the Borrower
to the ESOP in connection with the operation of the ESOP in the ordinary course not in excess of $10,000,000 in the aggregate; and

                           (k) Investments consisting of the Capital Stock of
Subsidiaries now existing or hereafter created, provided, however, that no capital contribution or other Investment in any thereof shall be made unless otherwise permitted by this Section 8.5.

                           (l) Investments consisting of Interest Rate
Protection Arrangements to the extent permitted by Section 8.1(xi).

         8.6.     Restricted Payments

                  Declare or pay any Restricted Payments payable in cash or oth-erwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Subsidiaries so to do, except (i) a wholly-owned Subsidiary may declare and pay Restricted Payments to the Borrower or to any other wholly-owned Subsidiary, (ii) provided that immediately before or after giving effect to such declaration and payment no Default or Event of Default shall exist, (A) the Borrower may declare and pay Restricted Payments in an aggregate amount not exceeding 50% of Excess Cash Flow for the immediately preceding fiscal year, provided that any such Restricted Payment shall be determined on a noncumulative basis so that such Restricted Payments permitted to be declared and paid in a fiscal year may not be carried over and paid in a following year and (B) the Borrower may repay Intercompany Indebtedness in respect of which it is the obligor and (iii) on or after the first Borrowing Date but on or prior to the Merger Effective Date and subject to the satisfaction of the conditions set forth in Section 5.2, (A) Medex may purchase not more than 526,104 shares of Medex Stock (to the extent not purchased by Acquisition Corp. pursuant to the Offer to Purchase) from officers and directors of Medex who are parties to Shareholder Option Agreements and (B) without duplication and so long as the same are cancelled, Medex or Acquisition Corp. may purchase not more than an aggregate of 1,157,091 options to purchase Medex Stock of which (x) 971,501 options are held by officers and directors of Medex who are parties to Shareholder Option Agreements and (y) the balance thereof are held by other employees of Medex or its Subsidiaries, provided that the price paid for such shares and such options shall be equal to the Merger Consideration under and as defined in the Merger Agreement.

         8.7.     Business and Name Changes

                  Change its fiscal year or materially change the nature of the business of the Borrower and its Subsidiaries as conducted on the Effective Date or of Medex and its Subsidiaries as conducted on the first Borrowing Date or permit any of its Subsidiaries so to do.

         8.8.     ERISA

                  Establish or contribute, or permit any of its Subsidiaries so to do, to any Pension Plan (other than an Existing Pension Plan), cause any Pension Plan to have a Funded Current Liability Percentage of less than 60%, or increase benefits, or permit any of its Subsidiaries so to do, under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan, except in each case to the extent required by law and except to the extent it would not reasonably be expected to have a Material Adverse Effect.

         8.9.     Amendments, Etc. of Certain Agreements

                  Enter into or agree to any amendment, modification or waiver of any term or condition of (i) its Organizational Documents, the Existing Medex Bond Documents, the Existing Medfusion Bond Documents and, subject to the provisions of clause (ii) below, the Offer Documents, in each case in any way which would adversely affect the interests of the Administrative Agent and the Lenders under any of the Loan Documents, (ii) the Offer Documents to the extent that such amendment, modification or waiver mentions BNY, BNY Capital Markets or describes the Loan Documents or the credit facility established hereunder; or
(iii) any term or condition of any Merger Document, or permit any of its Subsidiaries so to do.

         8.10.    Transactions with Affiliates

                  Subject to Section 8.4(e) become a party to any transaction with an Affiliate unless the Borrower's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate, or permit any of its Subsidiaries so to do.

         8.11.    Issuance of Capital Stock

                  Issue any Capital Stock, or permit any of its Subsidiaries so to do, provided that if no Default or Event of Default would exist immediately before or after giving effect thereto, the Borrower or any of its Subsidiaries may issue additional Capital Stock (other than Disqualified Stock).


9.       DEFAULT

         9.1.     Events of Default

                  The following shall each constitute an "Event of Default" hereunder:

                           (a) The failure of the Borrower to make any payment
of principal on any Loan when due and payable; or

                           (b) The failure of the Borrower to make any payment
of interest, Fees, expenses or other amounts payable under any Loan Document or otherwise to the Administrative Agent with respect to the loan facilities established hereunder within five days of the date when due and payable; or

                           (c) The failure of the Borrower to observe or per-
form any covenant or agreement contained in Sections 2.8, 7.3, 7.11 or Section 8; or

                           (d) The failure of the Borrower to observe or per-
form any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

                           (e) Any representation or warranty made by the
Borrower (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                           (f) Liabilities and/or other obligations of the
Borrower (other than its obligations under the Loan Documents) or any of its Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness in an aggregate amount in excess of $10,000,000
(i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof or, (iii) any holder of any such obligation shall have the right to declare such obligation due and payable or require the Borrower or such subsidiary to redeem such obligation in each case prior to the expressed maturity thereof;

                           (g) The Borrower shall suspend or discontinue its
business or the Borrower or any of its Subsidiaries shall (i) make an assignment for the benefit of creditors, (ii) generally not be paying its debts as such debts become due, (iii) admit in writing its inability to pay its debts as they become due, (iv) file a voluntary petition in bankruptcy, (v) become insolvent (however such insolvency shall be evidenced), (vi) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (vii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (viii) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (ix) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (x) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xi) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Subsidiary; or

                           (h) An order for relief is entered under the United
States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any of its Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 60 days; or

                           (i) Judgments or decrees against the Borrower or any
of its Subsidiaries aggregating in excess of $10,000,000 (unless adequately insured by a solvent unaffiliated insurance company which has acknowledged coverage) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

                           (j) Any Loan Document shall cease, for any reason, to
be in full force and effect (other than in accordance with its terms), or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder; or

                           (k) (i) any Termination Event shall occur; (ii) any
Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; (v) the imposition of any tax under Section 4980B(a) of the Code; (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan, which in the case of each of clauses (i) through (vii), either individually or in the aggregate would have a Material Adverse Effect.

         9.2.     Contract Remedies

                  (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (g) or (h) above, the Revolving Credit Commitments of all of the Lenders and the Swing Line Commitment of the Swing Line Lender shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Revolving Credit Commitments of all of the Lenders and the Swing Line Commitment of the Swing Line Lender terminated forthwith, whereupon such Revolving Credit Commitments and the Swing Line Commitment shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

                  (b) In the event that the Revolving Credit Commitments of all the Lenders and the Swing Line Commitment of the Swing Line Lender shall have been terminated or the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Administrative Agent and the Lenders from or on behalf of the Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the other obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Administrative Agent from the Borrower, (iii) third, to reimburse the Administrative Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Loans), (v) fifth, to the payment pro rata according to the outstanding principal balance of the Loans, of interest due on the Loans of each Lender; (vi) sixth, to the payment of principal outstanding on the Loans; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent and the Lenders under any Loan Document.


10.      THE ADMINISTRATIVE AGENT

         10.1.    Appointment

                  Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under the Loan Documents and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. The duties of the Administrative Agent shall be mechanical and administrative in nature, and, notwithstanding any provision to the contrary elsewhere in any Loan Document, the Administrative Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with, or fiduciary duty to, any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

         10.2.    Delegation of Duties

                  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon, and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concerning all matters pertaining to such duties.

         10.3.    Exculpatory Provisions

                  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Administrative Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of the Borrower or any of its Subsidiaries. The Lenders acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Administrative Agent shall be instructed in writing to do so by Required Lenders and such instructions shall be binding on all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or is contrary to law or any provision of the Loan Documents. The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative Agent, to the Borrower, any of its Subsidiaries or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

         10.4.    Reliance by Administrative Agent

                  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may treat each Lender or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate.

The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5.    Notice of Default

                  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice thereof from a Lender or the Borrower. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders and the Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

         10.6.    Non-Reliance on Administrative Agent and Other Lenders

                  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it has deemed appropriate made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the value and Lien status of any collateral security and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the value and Lien status of any collateral security. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which at any time may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7.    Indemnification

                  Each Lender agrees to indemnify and hold harmless the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to the aggregate of the outstanding principal balance of the Loans (or at any time when no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Administrative Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Administrative Agent has not been paid such fees or has not be reimbursed for such costs and expenses, by the Borrower. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its pro rata share of any amount required to be by the Lenders to the Administrative Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Administrative Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the termination of the Revolving Credit Commitments of all of the Lenders and the Swing Line Commitment and the payment of all amounts payable under the Loan Documents.

         10.8.    Administrative Agent in Its Individual Capacity

                  BNY and its affiliates may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower as though BNY were not Administrative Agent hereunder and BNY Capital Markets did not arrange the transactions contemplated hereby. With respect to the Revolving Credit Commitment and Swing Line Commitment made or renewed by BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

         10.9.    Successor Administrative Agent

                  If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders and the Borrower a written notice of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Administrative Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan Documents directly and the Lenders entitled thereto during such time.


11.      OTHER PROVISIONS

         11.1. Amendments and Waivers

                  With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

                  (a) no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders, (i) increase the Revolving Credit Commitment Amount of any Lender or the Aggregate Revolving Credit Commitment Amount (except as permitted by Section 2.5), (ii) extend the Maturity Date; (iii) decrease the rate, or extend the time of payment, of interest of, or change or forgive the principal amount or extend the time of payment of, or change the pro rata allocation of payments in respect of any Loan, (iv) change the definition of Alternate Currency so as to add any additional currency as an Alternate Currency, (v) change the provisions of Sections 3.6, 3.7, 9.1(a), 9.1(b), 11.1 or 11.7(a), or (vi) change the definition of "Required Lenders";

                  (b) without the written consent of the Administrative Agent, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent hereunder or under the Loan Documents; and

                  (c) without the written consent of the Swing Line Lender, no such amendment, supplement, modification or waiver shall change the Swing Line Commitment or change any other term or provision that relates to the Swing Line Commitment or the Swing Line Loans.

                  Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the parties to the applicable Loan Document, the Lenders and the Administrative Agent shall be restored to their former position and rights under the Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

         11.2.    Notices

                  All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or three Business Days after having been deposited in the mail, certified with return receipt requested (postage prepaid), or, in the case of notice by telecopy, when sent (provided that the sender shall have received a confirmation of transmission), addressed as follows in the case of the Borrower or the Administrative Agent, addressed to the Domestic Lending Office, in the case of each Lender, or addressed to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties thereto or any future holders of the Loans:

                  The Borrower:

                  Furon Company
                  29982 Ivy Glenn Drive
                  Laguna Niguel, California 92677
                  Attention: Monty A. Houdeshell,
                                    Vice President and
                                    Chief Financial Officer
                  Telephone:        (714) 831-5350
                  Telecopy:         (714) 643-1548

                  The Administrative Agent:

                  The Bank of New York
                  One Wall Street
                  Agency Function Administration
                  18th Floor
                  New York, New York 10286
                  Attention:  Kalyani Bose
                  Telephone: (212) 635-4693
                  Telecopy:  (212) 635-6365 or 6366 or 6367
                  with a copy to:

                  The Bank of New York
                  10990 Wilshire Boulevard - Suite 1125
                  Los Angeles, California 90024
                  Attention:  Rebecca K. Levine,
                              Assistant Vice President
                  Telephone: (310) 996-8659
                  Facsimile: (310) 996-8667

except that any notice, request or demand by the Borrower to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

         11.3. No Waiver; Cumulative Remedies

                  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4. Survival of Representations and Warranties and Certain
Obligations

                  (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

                  (b) The obligations of the Borrower under Sections 3.5, 3.6, 3.7, 11.5 and 11.8 shall survive the termination of the Revolving Credit Commitments of all of the Lenders and the Swing Line Commitment and the payment of the Loans and all other amounts payable under the Loan Documents.

         11.5. Expenses

                  The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Administrative Agent and BNY Capital Markets for all their respective out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation, execution and syndication of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Administrative Agent and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Borrower under any of the Loan Documents and (B) the enforcement of this Section and (iii) to pay, indemnify and hold each Lender and the Administrative Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement involving the Administrative Agent and the Lenders (all the foregoing, collectively, the "Indemnified Liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment not prohibited under applicable law; provided, however, that the Borrower shall have no obligation to pay Indemnified Liabilities to the Administrative Agent or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Revolving Credit Commitments of all of the Lenders and the Swing Line Commitment and the payment of all amounts payable under the Loan Documents.

         11.6. Applicable Lending Offices

                  (a) Each Lender shall have the right at any time and from time to time to transfer its Revolving Credit Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office, Eurodollar Lending Office or Alternate Currency Lending Office for the applicable Alternate Currency, as the case may be, provided, however, that no Lender shall be entitled to receive any greater amount under
Section 3.6(a)(ii) or (iii), or Section 3.7, as a result of a transfer of any such Revolving Credit Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

                  (b) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 3.6(a)(ii) or (iii) or Section 3.7, with respect to any Revolving Credit Loan, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for such Revolving Credit Loan affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 3.5, 3.6, 3.7, 11.5 and 11.8.

         11.7. Assignments and Participations

                  (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans, and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Administrative Agent and each Lender.

                  (b) Each Lender shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or, with the prior written consent of the Borrower, the Swing Line Lender and the Administrative Agent (which consents shall not be unreasonably withheld and, in the case of the Borrower, shall not be required if an Event of Default shall have occurred and be continuing for a period of 90 days with no cure or waiver thereof), to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents to any Eligible Assignee, provided that (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to its affiliates or (y) its entire interest) shall be in a minimum amount of $5,000,000 and (ii) there shall be paid to the Administrative Agent by it a fee (an "Assignment Fee") of $3,000. For each assignment, the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. Upon any such sale, assignment or other transfer, the Revolving Credit Commitment Amounts set forth in Exhibit A shall be adjusted accordingly by the Administrative Agent and a new Exhibit A shall be distributed by the Administrative Agent.

                  (c) Each Lender may, with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), grant participations in all or any part of its rights under the Loan Documents to one or Eligible Assignees, provided that (i) its obligations under the Loan Documents shall remain unchanged, (ii) it shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations,
(iii) the Borrower, the Administrative Agent and the Lenders, as applicable, shall continue to deal solely and directly with it in connection with its rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on the Loans or any fees or other amounts payable under the Loan Documents, (C) postpone any date fixed for the payment of principal of, or interest on the Loans or any fees or other amounts payable under the Loan Documents, (D) release any security interest or Collateral, except to the extent that such release is specifically provided for in any Loan Document or (E) release any guarantor under any guarantee. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 3.5, 3.6 and 3.7, be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

                  (d) If any (i) assignment is made pursuant to subsection (b) above or (ii) any participation is granted pursuant to subsection (c) above, to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Administrative Agent in the case of clause (i), and to the Borrower or the Lender which sold such participation, as the case may be, in the case of clause (ii), as shall be required by Sections 3.7(d) and 3.7(e).

                  (e) No Lender shall, as between and among the Borrower, the Administrative Agent, the Swing Line Lender and such Lender, as the case may be, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans or its Revolving Credit Commitment of Swing Line Commitment, except that it shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Revolving Credit Commitment, the Swing Line Commitment, as the case may be, pursuant to subsection (b) above.

                  (f) Notwithstanding anything to the contrary contained in this Section , any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

         11.8. Indemnity

                  The Borrower agrees to defend, protect, indemnify, and hold harmless the Administrative Agent, BNY Capital Markets and each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "Indemnified Person" and, collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel to such Indemnified Persons in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liabilities and costs under Environmental Laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of the Borrower, its predecessors in interest, or the past, present or future environmental condition of the Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any such Property, or the release or threatened release of any Hazardous Substance into the environment from any such Property) in any manner relating to or arising out of the Loan Documents, any commitment letter or fee letter executed and delivered by the Borrower or any of its Subsidiaries and/or the Administrative Agent, the capitalization of the Borrower or any of its Subsidiaries, the Commitments, the making of, management of and participation in the Loans, or the use or intended use of the proceeds of the Loans hereunder, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnified Person or arising from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments and the payment of all Indebtedness of the Borrower under the Loan Documents.

         11.9.    Determination of Dollar Equivalent

                  For purposes of the Loan Documents, the Dollar Equivalent of each Alternate Currency Loan designated in an Alternate Currency shall be recalculated (i) on each

Borrowing Date, (ii) on each date that the Aggregate Revolving Credit Commitment Amount or the Swing Line Commitment Amount is reduced and (iii) on the last Business Day of each month. The Dollar Equivalent for each Alternate Currency Loan shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is sent to the Borrower. The Administrative Agent shall promptly notify the Borrower, the Swing Line Lender and the Lenders of each such determination of the Dollar Equivalent for each Alternate Currency Loan.

         11.10.   Limitation of Liability

                  No claim may be made by the Borrower, any of its Subsidiaries, any Lender or other Person against the Administrative Agent, any Lender, or any directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Borrower, its Subsidiaries, any Lender or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         11.11.   Counterparts

                  This Agreement may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by telecopy shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

         11.12.   Adjustments; Set-off

                  (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of the principal of its Loans owing to such Lender, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(g) or (h), or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender in respect of the principal of such other Lender's Loans owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under
Section 9.1(a) or (b), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender any amount owing from such Lender to the Borrower at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.13. Construction

                  Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

         11.14. Governing Law

                  The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 5-1401 of the General Obligations Law.

         11.15. Headings Descriptive

                  Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

         11.16. Severability

                  Every provision of the Loan Documents is intended to be sever-able, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         11.17. Judgment Currency

                  (a) The Borrower's obligations under the Loan Documents to make payments in the Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that, on the Business Day immediately following the date of such tender or recovery, the Administrative Agent, the Swing Line Lender or the applicable Lender, as the case may be, may, in accordance with normal banking procedures, purchase the Obligation Currency with such other currency. If for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures in the relevant jurisdiction, the Obligation Currency could be purchased with the Judgment Currency as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If the amount of Obligation Currency purchased pursuant to the last sentence of subsection (a) above is less than the sum originally due in the Obligation Currency, the Borrower covenants and agrees to indemnify the applicable recipient against such loss, and if the Obligation Currency so purchased exceeds the sum originally due to such recipient, such recipient agrees to remit to the Borrower such excess.

         11.18. Integration

                  All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Administrative Agent and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof.

         11.19. Consent to Jurisdiction

                  Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         11.20. Service of Process

                  Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 11.2 of the applicable Loan Document executed by such party. Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         11.21. No Limitation on Service or Suit

                  Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

         11.22. WAIVER OF TRIAL BY JURY

                  EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR ADMINISTRATIVE AGENT OF THE ADMINISTRATIVE AGENT OR THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         11.23. Treatment of Certain Information

                  Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by either Borrower or any Subsidiary pursuant to this Agreement which (a) is identified by such Person as being confidential at the time the same is delivered to such Lender or the Administrative Agent, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder, provided, however, that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process,
(ii) on a confidential basis, to counsel for any of the Lenders or the Administrative Agent, (iii) to the extent required or requested to bank examiners, auditors or accountants, and any analogous counterpart thereof acting in any such capacity, (iv) to the Administrative Agent or the Lenders, (v) in connection with any suit, action or proceeding relating to the Transaction Documents or the Transactions, (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential on substantially the same basis as set forth in this Section and the Borrower shall have received prior notice of such disclosure, or
(vii) subject to the confidentiality provisions of this Section, to affiliates of the Administrative Agent and each Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                 FURON COMPANY



                                 By: /s/ J. MICHAEL HAGAN
                                     -----------------------------------
                                 Name:   J. Michael Hagan
                                       ---------------------------------
                                 Title:  Chairman
                                       ---------------------------------


                                 By: /s/ MONTY A. HOUDESHELL
                                     -----------------------------------
                                 Name:   Monty A. Houdeshell
                                       ---------------------------------
                                 Title:  Vice President
                                       ---------------------------------


                                 THE BANK OF NEW YORK, Individually,
                                 as Swing Line Lender and as
                                 Administrative Agent



                                 By: /s/ REBECCA K. LEVINE
                                     -----------------------------------
                                 Name: Rebecca K. Levine
                                 Title: Assistant Vice President